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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☒	Definitive Proxy Statement
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DUKE ENERGY CORPORATION
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Welcome to the Duke Energy Annual Meeting of Shareholders

March 24, 2016

Dear Fellow Shareholders:

I am pleased to invite you to our Annual Meeting of Shareholders to be held on Thursday, May 5, 2016, at 10:00 a.m. in the O.J. Miller Auditorium located at 526 South Church Street in Charlotte, North Carolina.

As explained in the enclosed proxy statement, at this year's meeting you will be asked to vote (i) for the election of directors, (ii) for the ratification of the selection of the independent registered public accounting firm, (iii) for the approval, on an advisory basis, of Duke Energy Corporation's named executive officer compensation, (iv) against two shareholder proposals, and (v) to consider any other business that may properly come before the meeting.

This year's proxy statement details the many steps we have undertaken to expand our strong corporate governance practices. In 2015, we undertook a comprehensive approach to engagement in an effort to better understand investor perspectives on various matters, including executive compensation and board oversight of critical issues facing Duke Energy. We reached out to holders of approximately 33 percent of our shares outstanding and spoke with holders of approximately 25 percent of our shares outstanding. Based in part on the feedback from shareholders, we have made several positive changes to our corporate governance practices, including the adoption of proxy access. These steps are in addition to the many exciting developments and opportunities Duke Energy has been involved in, which will be detailed in the 2015 Annual Report.

Your vote is important – exercise your shareholder right and vote your shares now.

Please turn to page 3 for the instructions on how you can vote your shares over the Internet, by telephone or by mail. It is important that all Duke Energy shareholders, regardless of the number of shares owned, participate in the affairs of the Corporation. At Duke Energy's 2015 Annual Meeting of Shareholders, approximately 84 percent of the Corporation's outstanding shares were represented in person or by proxy.

Thank you for your continued investment in Duke Energy.

Sincerely,

Lynn J. Good
Chairman, President and Chief Executive Officer

DUKE ENERGY – 2016 Proxy Statement

PARTICIPATE IN THE FUTURE OF DUKE ENERGY; CAST YOUR VOTE NOW

It is very important that you vote to play a part in the future of Duke Energy. New York Stock Exchange ("NYSE") rules state that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on nondiscretionary matters.

Eligibility to Vote (page 72)

You can vote if you were a shareholder of record at the close of business on March 7, 2016.

Vote Now

Even if you plan to attend this year's meeting, it is a good idea to vote your shares before the meeting in the event your plans change. Whether you vote by Internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

By Internet	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or by calling the number provided by your broker, bank or other nominee if your shares are not registered in your name	Cast your ballot, sign your proxy card and send free of postage

Visit Our Website

Visit our website www.duke-energy.com/investors/news-events.asp	• Review and download this proxy statement and our annual report • Listen to a live audio stream of the meeting
DUKE ENERGY – 2016 Proxy Statement 3

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. Page references ("XX") are supplied to help you find further information in this proxy statement.

Voting Matters (page 11)

		More information	Board recommendation	Broker non-votes	Abstentions	Votes required for approval

PROPOSAL 1	Election of directors	Page 12	FOR each nominee	Do not count	Do not count	Majority of votes cast, with a resignation policy

PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent registered public accounting firm for 2016	Page 34	FOR	Vote for	Vote against	Majority of shares represented

PROPOSAL 3	Advisory vote to approve Duke Energy Corporation's named executive officer compensation	Page 36	FOR	Do not count	Vote against	Majority of shares represented

PROPOSAL 4	Shareholder proposal regarding elimination of supermajority voting provisions in Duke Energy Corporation's Certificate of Incorporation	Page 68	AGAINST	Do not count	Vote against	Majority of shares represented

PROPOSAL 5	Shareholder proposal regarding lobbying expenses disclosure	Page 70	AGAINST	Do not count	Vote against	Majority of shares represented

4 DUKE ENERGY – 2016 Proxy Statement

2015 Business Highlights

During 2015, Duke Energy turned the corner to the future – we have (i) resolved or made strong headway on operational challenges, (ii) realigned our portfolio to focus on growth in our core businesses, and (iii) charted The Road Ahead, a map for long-term success that will benefit our customers, communities and investors for the next decade and well beyond. All the while, we remain focused on our commitment to power the lives of our customers on a 24/7 basis.

•
First, safety, which is our top priority. Following a challenging 2014, we reduced OSHA-reportable employee safety incidents by 20 percent and our total incident case rate by 30 percent over 2014, making Duke Energy a top safety performer in the industry.

•
We also reduced reportable environmental events by 50 percent and continued to advance our efforts to permanently close our coal ash basins in ways that protect people and the environment.

•
We are completing our multi-year transition to a higher quality, more stable business mix by focusing on our core regulated and highly-contracted businesses. To that end, we have made excellent progress to expand our natural gas platform and capabilities by agreeing to acquire Piedmont Natural Gas Company, Inc. We also completed the sale of our merchant Midwest Commercial Generation business, reducing our exposure to volatile power markets. Most recently, in early 2016, we announced our intent to exit the Latin American generation business, which has experienced returns that are inconsistent with our commitment to provide predictable, stable earnings and cash flows to our investors.

•
We are making significant investments to improve the customer experience and to continue making our power generation portfolio less carbon-intensive. We are investing in a more flexible, resilient electric grid to make power outages increasingly rare and service restoration faster. We are also shifting our generation mix to more natural gas and renewable energy, complementing our carbon-free nuclear fleet.

•
Our total shareholder return ("TSR") was negative 10.8 percent in 2015, following a very strong year in 2014 when the total return was 26.4 percent. The total shareholder return of the Philadelphia Utility Index (UTY) was negative 6.3 percent in 2015, compared to 28.9 percent in 2014.

•
During 2015, we increased the level of growth in the dividend payment to our shareholders to approximately four percent, reflecting our confidence in the strength of our core business. This is the eighth consecutive year of annual dividend growth. It also marked the 89th consecutive year that Duke Energy has paid a quarterly cash dividend on its common stock, a record we expect to continue for shareholders, who rely on a steady and growing dividend.

Board Representation

DUKE ENERGY – 2016 Proxy Statement 5

Board Nominees (page 12)

				Independent (Yes/No)
		Director since				Committee Memberships	Other Public Company Boards
Name	Age		Occupation	Yes	No

Michael J. Angelakis	51	2015	Chairman and Chief Executive Officer, Atairos Management, L.P.	✓		• Audit • Finance and Risk Management	• Hewlett Packard Enterprise

Michael G. Browning Independent Lead Director	69	2006	Chairman, Browning Consolidated, LLC	✓		• Audit • Corporate Governance • Finance and Risk Management	• None

Daniel R. DiMicco	65	2007	Chairman Emeritus, Retired President and Chief Executive Officer, Nucor Corporation	✓		• Corporate Governance • Nuclear Oversight	• None

John H. Forsgren	69	2009	Retired Vice Chairman, Executive Vice President and Chief Financial Officer, Northeast Utilities	✓		• Finance and Risk Management • Nuclear Oversight	• The Phoenix Companies, Inc.

Lynn J. Good Chairman	56	2013	Chairman, President and Chief Executive Officer, Duke Energy Corporation			• None	• The Boeing Company

Ann Maynard Gray	70	1997	Retired Vice President, ABC, Inc. and President, Diversified Publishing Group, ABC, Inc.	✓		• Compensation • Corporate Governance • Finance and Risk Management	• The Phoenix Companies, Inc.

John T. Herron	62	2013	Retired President, Chief Executive Officer and Chief Nuclear Officer, Entergy Nuclear	✓		• Nuclear Oversight • Regulatory Policy and Operations	• None

James B. Hyler, Jr.	68	2012	Consultant, Investors Management Corporation	✓		• Audit • Finance and Risk Management • Regulatory Policy and Operations	• None

William E. Kennard	59	2014	Non-Executive Chairman, Velocitas Partners, LLC	✓		• Corporate Governance • Finance and Risk Management • Regulatory Policy and Operations	• AT&T Inc. • Ford Motor Company • MetLife, Inc.

E. Marie McKee	65	2012	Retired Senior Vice President, Corning Incorporated	✓		• Audit • Compensation • Corporate Governance	• None

Charles W. Moorman IV	63	2016	Retired Chairman and Chief Executive Officer, Norfolk Southern Corporation	✓		• Nuclear Oversight	• Chevron Corporation

Carlos A. Saladrigas	67	2012	Chairman, Regis HR Group, and Chairman, Concordia Healthcare Holdings, LLC	✓		• Audit • Compensation • Regulatory Policy and Operations	• Advance Auto Parts, Inc.

6 DUKE ENERGY – 2016 Proxy Statement

Corporate Governance Highlights (page 27)

✓	Ability for shareholders to nominate directors through proxy access	2015 Corporate Governance Enhancement

✓	Independent Lead Director with clearly defined role and responsibilities

✓	Majority voting for directors, with mandatory resignation policy and plurality carve-out for contested elections

✓	Robust shareholder engagement program

✓	Annual Board, committee and director assessments

✓	Ability for shareholders to take action by less than unanimous written consent

✓	Ability for shareholders to call a special shareholder meeting

✓	Annual election of directors

✓	Independent Board committees

✓	No poison pill

Shareholder Engagement

As part of Duke Energy's commitment to corporate governance, we have instituted an engagement program to discuss and obtain feedback from our shareholders on our corporate governance and executive compensation practices. During the fall of 2015, the Corporation reached out to holders of approximately 33 percent of our shares and met with the holders of approximately 25 percent of our shares to discuss, among other issues, board structure, director refreshment and executive compensation, as well as the shareholder proposals that were voted on at the 2015 Annual Meeting of Shareholders (the "2015 Annual Meeting"), including a shareholder proposal that requested the Corporation allow shareholders the right to nominate directors on the Corporation's proxy materials, known as "proxy access." A more complete discussion of our corporate governance engagement program and proxy access is included on page 21.

Duke Energy Board of Directors

From left to right: Jim Hance, Jr. (Retiring), Ann Maynard Gray, Jim Hyler, Jr., Jim Rhodes (Retiring), Dan DiMicco, John Forsgren, Carlos Saladrigas, Lynn Good, John Herron, Marie McKee, Harris DeLoach, Jr. (Retiring), William Kennard, Richard Meserve (Retiring), Michael Browning, Charles W. Moorman and Michael Angelakis

DUKE ENERGY – 2016 Proxy Statement 7

Executive Compensation Highlights (page 37)

Named Executive Officers ("NEOs") (page 37)

Name	Age	Occupation	Since	Previous occupation

Lynn J. Good	56	Chairman, President and Chief Executive Officer	2013	Vice Chairman, President and Chief Executive Officer from June 2013 until January 2016; Executive Vice President and Chief Financial Officer from July 2009 until June 2013

Steven K. Young	57	Executive Vice President and Chief Financial Officer	2013	Vice President, Chief Accounting Officer and Controller of Duke Energy from July 2012 until August 2013; Senior Vice President, Chief Accounting Officer and Controller of Duke Energy from December 2006 until July 2012

Dhiaa M. Jamil	59	Executive Vice President and President, Generation and Transmission	2015	Executive Vice President and President, Regulated Generation since August 2014; Executive Vice President and President, Duke Energy Nuclear from March 2013 until August 2014; Chief Nuclear Officer of Duke Energy from 2008 until March 2013; Chief Generation Officer of Duke Energy from July 2009 until March 2013

Julia S. Janson	52	Executive Vice President, Chief Legal Officer and Corporate Secretary	2012	President of Duke Energy Ohio and Duke Energy Kentucky from December 2008 until November 2012

Lloyd M. Yates	55	Executive Vice President, Market Solutions and President, Carolinas Region	2014	Executive Vice President, Regulated Utilities from December 2012 until August 2014; Executive Vice President, Customer Operations of Duke Energy from July 2012 until December 2012; President and Chief Executive Officer of Duke Energy Progress, Inc. from July 2007 until June 2012

Our named executive officers for 2015 also include two executives who terminated employment in June 2015: Mr. Marc E. Manly, who previously served as Executive Vice President and President, Commercial Portfolio, and Mr. B. Keith Trent, who previously served as Executive Vice President, Grid Solutions and President, Midwest and Florida Regions.

Principles and Objectives

Our executive compensation program is designed to:

•
Link pay to performance

•
Attract and retain talented executive officers and key employees

•
Emphasize performance-based compensation to motivate executives and key employees

•
Reward individual performance

•
Encourage long-term commitment to Duke Energy and align the interests of executives with shareholders

We meet these objectives through the appropriate mix of compensation, including:

•
Base salary

•
Short-term incentives

•
Long-term incentives
8 DUKE ENERGY – 2016 Proxy Statement

Key Executive Compensation Features

✓	Significant stock ownership requirements

✓	Stock holding policy

✓	Incentive compensation tied to a clawback policy

✓	Consistent level of severance

✓	Shareholder approval policy for severance agreements

✓	Equity award granting policy

✓	Independent compensation consultant

✓	Annual tally sheets for named executive officers

✓	Review and consideration of prior year's "say on pay" vote

✓	No tax gross-ups

✓	No hedging or pledging of Duke Energy securities

✓	No "single trigger" severance upon a change in control

✓	No employment agreements except for our Chief Executive Officer

✓	Do not encourage excessive or inappropriate risk-taking

✓	No excessive perquisites

DUKE ENERGY – 2016 Proxy Statement 9

2015 Executive Total Compensation Mix (page 41)

10 DUKE ENERGY – 2016 Proxy Statement

Notice of Annual Meeting of Shareholders

May 5, 2016

10:00 a.m.
O.J. Miller Auditorium
526 South Church Street
Charlotte, NC 28202

We will convene the Annual Meeting of Shareholders of Duke Energy Corporation on Thursday, May 5, 2016, at 10:00 a.m. in the O.J. Miller Auditorium located at 526 South Church Street in Charlotte, North Carolina.

The purpose of the Annual Meeting is to consider and take action on the following:

1.
Election of directors;
2.
Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent registered public accounting firm for 2016;
3.
Advisory vote to approve Duke Energy Corporation's named executive officer compensation;
4.
A shareholder proposal regarding elimination of supermajority voting provisions in Duke Energy Corporation's Certificate of Incorporation;
5.
A shareholder proposal regarding lobbying expense disclosure; and
6.
Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting).

Shareholders of record as of the close of business on March 7, 2016, are entitled to vote at the Annual Meeting of Shareholders. It is important that your shares are represented at this meeting.

This year we will again be using the Securities and Exchange Commission ("SEC") rule that allows us to provide our proxy materials to our shareholders via the Internet. By doing so, most of our shareholders will only receive a notice of the Annual Meeting of Shareholders (the "notice") containing instructions on how to access the proxy materials via the Internet and vote online, by telephone or by mail. If you would like to request paper copies of the notice, proxy statement and annual report of Duke Energy Corporation (the "proxy materials"), you may follow the instructions on the notice. If you receive paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically in the future by following the instructions contained in this proxy statement. By delivering proxy materials electronically, we can reduce the consumption of natural resources and the cost of printing and mailing our proxy materials.

Whether or not you expect to be present at the Annual Meeting of Shareholders, please take time to vote now. If you choose to vote by mail, you may do so by marking, dating and signing the proxy card and returning it to us. Please follow the voting instructions that are included on your proxy card. Regardless of the manner in which you vote, we urge and greatly appreciate your prompt response.

Dated: March 24, 2016	By order of the Board of Directors, Julia S. Janson Executive Vice President, Chief Legal Officer and Corporate Secretary
DUKE ENERGY – 2016 Proxy Statement 11

PROPOSAL 1:     ELECTION OF DIRECTORS

The Board of Directors

The Board of Directors of Duke Energy has nominated the following 12 candidates to serve on the Board. We have a declassified Board of Directors, which means all of the directors are voted on every year at the Annual Meeting of Shareholders.

If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. The Corporate Governance Committee, comprised of only independent directors, has recommended the following current directors as nominees for director and the Board of Directors has approved their nomination for election. Four of our directors, Mr. DeLoach, Mr. Hance, Dr. Meserve and Dr. Rhodes, will be retiring at our 2016 Annual Meeting of Shareholders in accordance with our Principles for Corporate Governance. Therefore, they are not nominated for re-election.

12 DUKE ENERGY – 2016 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

Michael J. Angelakis

Independent Director Nominee
Age: 51 Director of Duke Energy since 2015 Chairman and Chief Executive Officer, Atairos Management, L.P.	Skills and Qualifications:

•

Mr. Angelakis' qualifications for election include his management and financial expertise as well as his risk management experience obtained as a senior executive at a large company.

Committees: • Audit Committee • Finance and Risk Management Committee Other current public directorships: • Hewlett Packard Enterprise Co.

Mr. Angelakis was Senior Advisor to the Executive Committee at Comcast Corporation from July 1, 2015, until December 31, 2015, and served as Vice Chairman and Chief Financial Officer at Comcast Corporation from March 28, 2007, until August 31, 2015.
Michael G. Browning

Independent Director Nominee Independent Lead Director
Age: 69 Director of Duke Energy since 2006 Chairman, Browning Consolidated, LLC	Skills and Qualifications:

•

Mr. Browning's qualifications for election include his management experience and his knowledge and understanding of Duke Energy's Midwest service territory. Mr. Browning's financial and investment expertise adds a valuable perspective to the Board and its committees.

Committees: • Audit Committee • Corporate Governance Committee • Finance and Risk Management Committee Other current public directorships: • None

Mr. Browning has been Chairman of Browning Consolidated, LLC (and its predecessor), a real estate development firm, since 1981 and served as President from 1981 until 2013. He also serves as owner, general partner or managing member of various real estate entities. Mr. Browning is a former director of Standard Management Corporation, Conseco, Inc. and Indiana Financial Corporation. Mr. Browning has served as Independent Lead Director since January 1, 2016.

DUKE ENERGY – 2016 Proxy Statement 13

PROPOSAL 1:    ELECTION OF DIRECTORS

Daniel R. DiMicco

Independent Director Nominee
Age: 65 Director of Duke Energy since 2007 Chairman Emeritus, Retired President and Chief Executive Officer, Nucor Corporation	Skills and Qualifications:

•

Mr. DiMicco's qualifications for election include his management experience, including Chief Executive Officer of a Fortune 500 company and successfully operating a company serving many constituencies. In addition, Mr. DiMicco's experience as Chief Executive Officer of a large industrial corporation provides a valuable perspective on Duke Energy's industrial customer class as well as extensive knowledge of the environmental regulations in Duke Energy's Carolinas and Midwest territories.

Committees: • Corporate Governance Committee • Nuclear Oversight Committee Other current public directorships: • None

Mr. DiMicco has served as Chairman Emeritus of Nucor Corporation, a steel company, since December 2013. Mr. DiMicco served as Executive Chairman of Nucor Corporation from January 2013 until December 2013, and as Chairman from May 2006 until December 2012. He served as Chief Executive Officer from September 2000 until December 2012 and President from September 2000 until December 2010. Mr. DiMicco was a member of the Nucor Board of Directors from 2000 until 2013. Mr. DiMicco is a former chair of the American Iron and Steel Institute.
John H. Forsgren

Independent Director Nominee
Age: 69 Director of Duke Energy since 2009 Retired Vice Chairman, Executive Vice President and Chief Financial Officer, Northeast Utilities	Skills and Qualifications:

•

As a former Vice Chairman and Chief Financial Officer of a large utility company, Mr. Forsgren's qualifications for election include financial and risk management expertise as well as extensive knowledge of the energy industry, the regulatory environment within the industry and insight on renewable energy.

Committees: • Finance and Risk Management Committee • Nuclear Oversight Committee Other current public directorships: • The Phoenix Companies, Inc.

Mr. Forsgren has been Chairman of The Phoenix Companies, Inc. since 2013 and was Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 1996 until his retirement in 2004. He is a former director of CuraGen Corporation and Neon Communications Group, Inc.

14 DUKE ENERGY – 2016 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

Lynn J. Good

Non-Independent Director Nominee Chairman
Age: 56 Director of Duke Energy since 2013 Chairman, President and Chief Executive Officer, Duke Energy Corporation	Skills and Qualifications:

•

Ms. Good is our Chief Executive Officer and was previously our Chief Financial Officer. Her knowledge of the affairs of Duke Energy and its business and her experience in the energy industry provide valuable resources for the Board.

Committees: • None Other current public directorships: • The Boeing Company

Ms. Good has served as Chairman, President and Chief Executive Officer of Duke Energy since January 1, 2016, and was Vice Chairman, President and Chief Executive Officer of Duke Energy since July 2013. She served as Executive Vice President and Chief Financial Officer of Duke Energy from July 2009 until June 2013. She is a former director of Hubbell Incorporated.
Ann Maynard Gray

Independent Director Nominee
Age: 70 Director of Duke Energy since 1997 Retired Vice President, ABC, Inc. and President, Diversified Publishing Group, ABC, Inc.	Skills and Qualifications:

•

Ms. Gray's qualifications for election include her business experience, both from a management perspective and as a result of her experience as a director at several public companies. Ms. Gray's public company experience has also given her in-depth knowledge of governance principles, which she utilizes on a variety of matters, including, among other things, succession planning, executive compensation and corporate governance.

Committees: • Compensation Committee • Corporate Governance Committee • Finance and Risk Management Committee Other current public directorships: • The Phoenix Companies, Inc.

Ms. Gray was President of Diversified Publishing Group of ABC, Inc., a television, radio and publishing company, from 1991 until 1997 and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 until 1998. Ms. Gray is a former director of Elan Corporation, plc and former trustee of JPMorgan Funds. Ms. Gray served as Chairman of the Board of Duke Energy from December 31, 2013, until December 31, 2015.

DUKE ENERGY – 2016 Proxy Statement 15

PROPOSAL 1:    ELECTION OF DIRECTORS

John T. Herron

Independent Director Nominee
Age: 62 Director of Duke Energy since 2013 Retired President, Chief Executive Officer and Chief Nuclear Officer, Entergy Nuclear	Skills and Qualifications:

•

Mr. Herron's qualifications for election include his knowledge and extensive insight gained as a senior executive in the utility industry, including his three decades of experience in nuclear energy. During Mr. Herron's career, he has gained significant regulatory and risk management expertise, which is an asset to the Board and its committees.

Committees: • Nuclear Oversight Committee • Regulatory Policy and Operations Committee Other current public directorships: • None

Mr. Herron was President, Chief Executive Officer and Chief Nuclear Officer of Entergy Nuclear from 2009 until his retirement in 2013. Mr. Herron joined Entergy Nuclear in 2001 and held a variety of positions. He began his career in nuclear operations in 1979 and has held positions at a number of nuclear stations across the country. Mr. Herron is a director of Ontario Power Generation and also has served on the Institute of Nuclear Power Operations' board of directors.
James B. Hyler, Jr.

Independent Director Nominee
Age: 68 Director of Duke Energy since 2012 Consultant, Investors Management Corporation	Skills and Qualifications:

•

Mr. Hyler's qualifications for election include his understanding of Duke Energy's North Carolina service territory and his knowledge and expertise in financial services, corporate finance and risk management.

Committees: • Audit Committee • Finance and Risk Management Committee • Regulatory Policy and Operations Committee Other current public directorships: • None

Mr. Hyler is Consultant of Investors Management Corporation, a firm which invests in and acquires companies in various industries, since January 2016. He served as Managing Director of Morehead Capital Management, LLC from December 2011 until December 2015. He retired as Vice Chairman and Chief Operating Officer of First Citizens Bank in 2008, having served in these positions from 1994 until 2008. Mr. Hyler was President of First Citizens Bank from 1988 until 1994 and was Chief Financial Officer of First Citizens Bank from 1980 until 1988. Prior to joining First Citizens Bank, Mr. Hyler was an auditor with Ernst & Young for 10 years. Mr. Hyler served as a director of First Citizens BancShares from 1988 until 2008.

16 DUKE ENERGY – 2016 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

William E. Kennard

Independent Director Nominee
Age: 59 Director of Duke Energy since 2014 Non-Executive Chairman, Velocitas Partners, LLC	Skills and Qualifications:

•

Mr. Kennard's qualifications for election include his considerable experience and knowledge of the regulatory arena, as well as his financial knowledge, legal knowledge and international perspective. As former Chairman of the Federal Communications Commission, Mr. Kennard also has a great deal of expertise in technology, which is extremely valuable to the Board and its committees.

Committees:

•

Corporate Governance Committee

•

Finance and Risk Management Committee

•

Regulatory Policy and Operations Committee

Other current public directorships:

•

AT&T Inc.

•

Ford Motor Company

•

MetLife, Inc.

Mr. Kennard is Non-Executive Chairman of Velocitas Partners, LLC, an asset management and advisory firm, since November 2014, as well as a member of the Operating Executive Committee of Staple Street Capital, a private equity firm. Prior to joining Velocitas Partners, LLC, Mr. Kennard served as Senior Advisor at Grain Management from October 2013 until November 2014; U.S. Ambassador to the European Union from 2009 until August 2013; Managing Director of The Carlyle Group from 2001 until 2009; and Chairman of the Federal Communications Commission from 1997 until 2001.
E. Marie McKee

Independent Director Nominee
Age: 65 Director of Duke Energy since 2012 Retired Senior Vice President, Corning Incorporated	Skills and Qualifications:

•

Ms. McKee's qualifications for election include her experience in human resources, which provides her with a thorough knowledge of employment and compensation practices. Her prior experience as a senior executive of Corning Incorporated has also given her excellent operating skills and an understanding of financial matters.

Committees: • Audit Committee • Compensation Committee • Corporate Governance Committee Other current public directorships: • None

Ms. McKee is a retired Senior Vice President of Corning Incorporated, a manufacturer of components for high-technology systems for consumer electronics, mobile emissions controls, telecommunications and life sciences. Ms. McKee has over 35 years of experience at Corning, where she held a variety of management positions with increasing levels of responsibility, including Senior Vice President of Human Resources from 1996 until 2010; President of Steuben Glass from 1998 until 2008; and President of The Corning Museum of Glass and The Corning Foundation from 1998 until 2014.

DUKE ENERGY – 2016 Proxy Statement 17

PROPOSAL 1:    ELECTION OF DIRECTORS

Charles W. Moorman IV

Independent Director Nominee
Age: 63 Director of Duke Energy since 2016 Retired Chairman and Chief Executive Officer, Norfolk Southern Corporation	Skills and Qualifications:

•

Mr. Moorman's qualifications for election include experience in business, finance, technology, strategy, risk management and safety and environmental issues as a result of his career at a large public company in the freight and transportation industry.

Committees: • Nuclear Oversight Committee Other current public directorships: • Chevron Corporation

Mr. Moorman is the Retired Chairman and Chief Executive Officer of Norfolk Southern Corporation, a freight transportation company, and was Special Advisor to the Chief Executive Officer of Norfolk Southern from October 1, 2015, until December 31, 2015. Prior to his retirement, he served as Chairman of the Board at Norfolk Southern from 2006 until 2015 and as Chief Executive Officer from 2005 until 2015.
Carlos A. Saladrigas

Independent Director Nominee
Age: 67 Director of Duke Energy since 2012 Chairman, Regis HR Group, and Chairman, Concordia Healthcare Holdings, LLC	Skills and Qualifications:

•

Mr. Saladrigas' qualifications for election include his extensive expertise in health care, human resources, financial services and accounting arenas, as well as his understanding of Duke Energy's Florida service territory.

Committees: • Audit Committee • Compensation Committee • Regulatory Policy and Operations Committee Other current public directorships: • Advance Auto Parts, Inc.

Mr. Saladrigas is Chairman of Regis HR Group, which offers a full suite of outsourced human resources services to small and mid-sized businesses. He has served in this position since July 2008. Mr. Saladrigas also serves as Chairman of Concordia Healthcare Holdings, LLC, which specializes in managed behavioral health, since January 2011. He served as Vice Chairman, from 2007 until 2008, and Chairman, from 2002 until 2007, of Premier American Bank in Miami, Florida. Mr. Saladrigas served as Chief Executive Officer of ADP Total Source (previously the Vincam Group, Inc.) from 1984 until 2002.

Majority Voting for the Election of Directors

Under the Corporation's By-Laws, in an uncontested election at which a quorum is present, a director-nominee will be elected if the number of votes cast "FOR" the nominee's election exceeds the number of votes cast as "WITHHOLD" from that nominee's election. Abstentions and broker non-votes do not count. In addition, the Corporation has a resignation policy in its Principles for Corporate Governance which requires an incumbent Director who has more votes cast as "WITHHOLD" from that nominee's re-election than votes cast "FOR" his or her re-election to tender his or her letter of resignation for consideration by the Corporate Governance Committee of the Corporation's Board of Directors.

In contested elections, Directors will continue to be elected by plurality vote. For purposes of the By-Laws, a "contested election" is an election in which the number of nominees for director is greater than the number of directors to be elected.

The Board of Directors Recommends a Vote "FOR" Each Nominee.

18 DUKE ENERGY – 2016 Proxy Statement

INFORMATION ON THE BOARD OF DIRECTORS

Our Board Leadership

Prior to January 1, 2016, our Board of Directors was structured with an independent Chairman, Ann Maynard Gray, and a separate Vice Chairman, Lynn J. Good, who was also our President and Chief Executive Officer. In December 2015, in recognition of Ms. Good's leadership since her appointment as Chief Executive Officer in 2013 and her expertise with regard to the Corporation, the Board of Directors elected Ms. Good as Chairman, effective January 1, 2016. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and execution of corporate strategy.

The Board regularly evaluates the leadership structure of the Corporation and may consider alternative approaches, as appropriate, over time. Though the Board is currently structured with a combined Chairman and Chief Executive Officer, the Board believes that the Corporation and its shareholders are best served by the Board retaining discretion to determine the appropriate leadership structure based on what it believes is best for the Corporation at a particular point in time, including whether the same individual should serve as both Chairman and Chief Executive Officer, or whether the roles should be separate.

Independent Lead Director

In conjunction with Ms. Good's election as Chairman, Michael G. Browning was elected as the new Independent Lead Director. In connection with Mr. Browning's appointment as Independent Lead Director, the Board amended the Corporation's Principles for Corporate Governance to clarify the duties and responsibilities of the Independent Lead Director. These responsibilities, which meet the latest corporate governance standards set by the National Association of Corporate Directors, include, among other things:

•
leading, in conjunction with the Corporate Governance Committee, the process for the review of the Chief Executive Officer;

•
presiding at the executive sessions of the independent members of the Board;

•
assisting the Chairman and the Chief Executive Officer in setting, reviewing and approving agendas and schedules of Board meetings;

•
calling meetings of the independent members of the Board when necessary and appropriate;

•
developing topics for discussion during executive sessions of the Board;

•
consulting with the Corporate Governance Committee on the Board's annual self-assessment;

•
assisting the Chairman and the Chief Executive Officer to promote the efficient and effective performance and functioning of the Board; and

•
being available for consultation and direct communication with the Corporation's major shareholders.

A complete list of the responsibilities of our Independent Lead Director are included in our Principles for Corporate Governance, a copy of which is posted on our website at www.duke-energy.com/corporate-governance/principles.asp.

Director Attendance

The Board of Directors of Duke Energy met 14 times during 2015 and has met once so far in 2016. The overall attendance percentage for our directors was approximately 98 percent in 2015, and no director attended less than 89 percent of the total of the Board of Directors' meetings and the meetings of the committees upon which he or she served in 2015. Directors are encouraged to attend the Annual Meeting of Shareholders. All members of the Board of Directors attended Duke Energy's last Annual Meeting of Shareholders on May 7, 2015.

Independence of Directors

The Board of Directors has determined that none of the directors, other than Ms. Good, has a material relationship with Duke Energy or its subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC.

In making the determination regarding each director's independence, the Board of Directors considered all transactions and the materiality of any relationship with Duke Energy and its subsidiaries in light of all facts and circumstances.

The Board of Directors may determine a director to be independent if the Board of Directors has affirmatively determined that the director has no material relationship with Duke Energy or its subsidiaries (references in this proxy statement to Duke Energy's subsidiaries shall mean its consolidated subsidiaries), either directly or as a shareholder,

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INFORMATION ON THE BOARD OF DIRECTORS

director, officer or employee of an organization that has a relationship with Duke Energy or its subsidiaries. Independence determinations are generally made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the proxy statement and, if a director joins the Board of Directors in the interim, at such time.

The Board of Directors also considers its Standards for Assessing Director Independence, which set forth certain relationships between Duke Energy and directors and their immediate family members, or affiliated entities, that the Board of Directors, in its judgment, has deemed to be immaterial for purposes of assessing a director's independence. Duke Energy's Standards for Assessing Director Independence are linked on our website at www.duke-energy.com/corporate-governance/board-of-directors/independence.asp. In the event a director has a relationship with Duke Energy that is not addressed in the Standards for Assessing Director Independence, the Corporate Governance Committee, which is composed entirely of independent members of the Board, reviews the relationship and makes a recommendation to the independent members of the Board who determine whether such relationship is material.

Board and Committee Assessments

Each year the Board, with the assistance of the Corporate Governance Committee, conducts an assessment of the Board of Directors, each of its committees and the directors. The assessment process is facilitated by an independent adviser, which allows directors to provide anonymous feedback and promotes candidness among the directors. The results of the feedback are presented to the Board and committees and discussed. This annual review and discussion provides continuous improvement in the overall effectiveness of the directors, committees and Board.

Board Oversight of Risk

The Corporation faces a myriad of risks, including operational, financial, strategic and reputational risks that affect every segment of its business. The Board of Directors is actively involved in the oversight of these risks in several ways. This oversight is conducted primarily through the Finance and Risk Management Committee of the Board but also through the other committees of the Board, as appropriate. The Finance and Risk Management Committee reviews the Corporation's enterprise risk program with management, including the Chief Risk Officer. The enterprise risk program includes the identification of a broad range of risks that affect the Corporation, their probabilities and severity and incorporates a review of the Corporation's approach to managing and prioritizing those risks, based on input from the officers responsible for the management of those risks.

Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee's area of focus. Throughout the year, each committee chair reports to the full Board regarding the committee's considerations and actions relating to the risks within its area of focus.

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INFORMATION ON THE BOARD OF DIRECTORS

Shareholder Engagement

We conduct extensive governance reviews and investor outreach so that management and the Board understand and consider the issues that matter most to our shareholders and address them effectively. In 2015, we reached out to holders of approximately 33 percent of Duke Energy's outstanding shares throughout the year.

At the Corporation's 2015 Annual Meeting, a shareholder proposal was voted on that requested that the Corporation allow shareholders the right to nominate directors on the Corporation's proxy materials, known as proxy access. The proxy access proposal received the vote of a majority of the shares represented at the 2015 Annual Meeting. During the fall 2015 corporate governance engagement program, the Corporation reached out to holders of approximately 33 percent of Duke Energy's outstanding shares of common stock, and met with holders of approximately 25 percent of Duke Energy's outstanding shares of common stock, including the proponent of the proxy access proposal, and discussed the proxy access proposal as well as some of the detailed provisions that were not contemplated by the proposal to determine what type of provisions would be in the best interest of the Corporation and its shareholders. After considering the feedback it received from shareholders on these provisions, and after discussions with the proponent of the proxy access proposal about what provisions were responsive to the concerns which prompted the proponent to submit the proposal, the Board of Directors amended the Corporation's By-Laws in January 2016 to provide for a proxy access right which allows a group of up to 20 shareholders holding three percent of the Corporation's outstanding stock continuously for three years to include director nominees in the Corporation's proxy statement.

In addition to our discussions with shareholders about proxy access during the 2015 corporate governance engagement program, the Corporation also continued its discussions with shareholders about executive compensation and important environmental, social and governance issues such as the Board's approach to risk management, its oversight of coal ash management and other environmental concerns, the skills of our directors, and Board succession planning.

Our Year-Round Approach to Shareholder Engagement

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INFORMATION ON THE BOARD OF DIRECTORS

Board of Directors Committees

The Board of Directors has the six standing, permanent committees described below:

Audit Committee

Nine meetings held in 2015

Committee Members
Carlos A. Saladrigas, Chairperson, Financial Expert Michael J. Angelakis, Financial Expert Michael G. Browning James H. Hance, Jr., Financial Expert James B. Hyler, Jr. E. Marie McKee

Carlos A. Saladrigas

•
The Audit Committee considers risks and matters related to financial reporting, internal controls, compliance and legal matters. As part of those responsibilities, the Audit Committee selects and retains an independent registered public accounting firm to conduct audits of the accounts of Duke Energy and its subsidiaries. It also reviews with the independent registered public accounting firm the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and its subsidiaries, and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by its independent registered public accounting firm. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging the Independent Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent registered public accounting firm and will review such policy annually. See page 34 for additional information on the Audit Committee's pre-approval policy.

•
The Board of Directors has determined that Mr. Angelakis, Mr. Hance and Mr. Saladrigas are "audit committee financial experts" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. See pages 13 and 18 for a description of Mr. Angelakis' and Mr. Saladrigas' business experience. Mr. Hance will be retiring at the 2016 Annual Meeting of Shareholders.

•
Each of the members has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Corporation's Standards for Assessing Director Independence. In addition, each of the members meets the financial literacy requirements for audit committee membership under the NYSE's rules and the rules and regulations of the SEC.
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INFORMATION ON THE BOARD OF DIRECTORS

Compensation Committee

Eight meetings held in 2015

Committee Members
E. Marie McKee, Chairperson Ann Maynard Gray James H. Hance, Jr. Carlos A. Saladrigas

E. Marie McKee

•
The Compensation Committee establishes and reviews the overall compensation philosophy of the Corporation, confirms that our policies and philosophy do not encourage excess or inappropriate risk-taking by our employees, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves equity grants and reviews the effectiveness of, and approves changes to, compensation programs. The Compensation Committee also makes recommendations to the Board of Directors on compensation for independent directors.

•
Management's role in the compensation-setting process is to recommend compensation programs and assemble information as required by the committee. When establishing the compensation program for our named executive officers, the committee considers input and recommendations from management, including Ms. Good, who attends the Compensation Committee meetings.

•
The Compensation Committee has engaged Frederic W. Cook & Company, Inc. as its independent compensation consultant. The compensation consultant generally attends each Committee meeting and provides advice to the committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors. The consultant has been instructed that it shall provide completely independent advice to the Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation Committee.

•
Each of the members of the Compensation Committee has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10C-1(b) of the Exchange Act, and the Corporation's Standards for Assessing Director Independence; to be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and, to be "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.
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INFORMATION ON THE BOARD OF DIRECTORS

Corporate Governance Committee

Seven meetings held in 2015

Committee Members
Ann Maynard Gray, Chairperson Michael G. Browning Harris E. DeLoach, Jr. Daniel R. DiMicco William E. Kennard E. Marie McKee

Ann Maynard Gray

•
The Corporate Governance Committee considers risks and matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors and its committees and recommends potential successors to the Chief Executive Officer. The Corporate Governance Committee also recommends to the Board of Directors the slate of nominees, including any nominees recommended by shareholders, for director for each year's annual meeting of shareholders and, when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or a third party to identify or evaluate or to assist in identifying or evaluating a potential nominee. The Committee also performs an annual evaluation of the performance of the Chief Executive Officer with input from the full Board of Directors. The Corporate Governance Committee also assists the Board in its annual determination of director independence and review of any related person transactions as well as its annual assessment of the Board of Directors and each of its committees. The Committee is also responsible for the oversight of the Corporation's policies and practices with respect to its political activities and community affairs.

•
Each of the members of the Corporate Governance Committee has been determined to be "independent" within the meaning of the NYSE's listing standards and the Corporation's Standards for Assessing Director Independence.

Finance and Risk Management Committee

Five meetings held in 2015

Committee Members
James H. Hance, Jr., Chairperson Michael J. Angelakis Michael G. Browning John H. Forsgren Ann Maynard Gray James B. Hyler, Jr. William E. Kennard

James H. Hance, Jr.

•
The Finance and Risk Management Committee is primarily responsible for the oversight of financial risk and enterprise risk at the Corporation. This oversight function includes reviews of Duke Energy's financial and fiscal affairs and recommendations to the Board of Directors regarding dividends, financing and fiscal policies, and significant transactions. It reviews the financial exposure of Duke Energy, as well as mitigation strategies, reviews Duke Energy's enterprise risk exposures and provides oversight for the process to assess and manage enterprise risk, and reviews the financial impacts of major projects as well as capital expenditures.
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INFORMATION ON THE BOARD OF DIRECTORS

Nuclear Oversight Committee

Six meetings held in 2015

Committee Members
James T. Rhodes, Chairperson Harris E. DeLoach, Jr. Daniel R. DiMicco John H. Forsgren John T. Herron Richard A. Meserve Charles W. Moorman IV

James T. Rhodes

•
The Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance as well as operational risks, long-term plans and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation and comment and in no way alters management's authority, responsibility or accountability. At least annually, the Nuclear Oversight Committee visits each of Duke Energy's operating nuclear power stations and reviews the station's nuclear safety, operational and financial performance.

Regulatory Policy and Operations Committee

Eight meetings held in 2015

Committee Members
James B. Hyler, Jr., Chair John T. Herron William E. Kennard Richard A. Meserve James T. Rhodes Carlos A. Saladrigas

James B. Hyler, Jr.

•
The Regulatory Policy and Operations Committee provides oversight of Duke Energy's regulatory and legislative strategy impacting utility operations in each jurisdiction. The Committee also has oversight over environmental, health and safety matters and the risks related to such matters, including our ash management strategy, as well as the public policies and practices of Duke Energy. This includes reviewing Duke Energy's regulatory approach to strategic initiatives, the operational performance of Duke Energy's utilities with regard to energy supply, delivery, fuel procurement and transportation and making visits to Duke Energy's generation facilities. The Regulatory Policy and Operations Committee is also responsible for the oversight of Duke Energy's environmental, health and safety goals and policies.

Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on our website at www.duke-energy.com/corporate-governance/board-committee-charters.asp.

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INFORMATION ON THE BOARD OF DIRECTORS

BOARD OF DIRECTORS COMMITTEE MEMBERSHIP ROSTER (AS OF MARCH 24, 2016)

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Nuclear Oversight	Regulatory Policy and Operations

Michael J. Angelakis	✔			✔
Michael G. Browning	✔		✔	✔
Harris E. DeLoach, Jr.(1)			✔		✔
Daniel R. DiMicco			✔		✔
John H. Forsgren				✔	✔
Lynn J. Good
Ann Maynard Gray		✔	C	✔
James H. Hance, Jr.(1)	✔	✔		C
John T. Herron					✔	✔
James B. Hyler, Jr.	✔			✔		C
William E. Kennard			✔	✔		✔
E. Marie McKee	✔	C	✔
Richard A. Meserve(1)					✔	✔
Charles W. Moorman IV					✔
James T. Rhodes(1)					C	✔
Carlos A. Saladrigas	C	✔				✔

C
Committee Chair

(1)
Retiring at the 2016 Annual Meeting of Shareholders.
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REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities and initiatives.

Philosophy and Responsibilities

We believe that sound corporate governance has three components: (i) Board of Directors' independence, (ii) processes and practices that foster solid decision-making by both management and the Board of Directors, and (iii) balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve and the environment. The Corporate Governance Committee's charter is available on our website at www.duke-energy.com/corporate-governance/board-committee-charters/corporate-governance.asp and is summarized below. Additional information about the Corporate Governance Committee and its members is detailed on page 24 of the proxy statement.

Membership. The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities. The Committee's responsibilities include, among other things (i) implementing policies regarding corporate governance matters, (ii) assessing the Board of Directors' membership needs and recommending nominees, (iii) recommending to the Board of Directors those directors to be selected for membership on, or removal from, the various Board of Directors' committees and those directors to be designated as chairs of Board of Directors' committees, (iv) sponsoring and overseeing annual performance evaluations for the various Board of Directors' committees, including the Corporate Governance Committee, the Board of Directors and the Chief Executive Officer, (v) overseeing the Corporation's political expenditures and activities pursuant to the Political Activity Policy, and (vi) reviewing the Corporation's charitable contributions and community service policies and practices. The Committee may also conduct or authorize investigations into or studies of matters within the scope of the Committee's duties and responsibilities, and may retain, at the Corporation's expense, and in the Committee's sole discretion, consultants to assist in such work as the Committee deems necessary.

Governance Policies

All of our Board of Directors committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees and Code of Business Conduct & Ethics for Directors, are available on our website at www.duke-energy.com/investors/corporate-governance.asp. Any amendments to or waivers from our Code of Business Ethics for Employees with respect to executive officers or Code of Business Conduct & Ethics for Directors must be approved by the Board and will be posted on our website. During 2015, our Board of Directors held five executive sessions with independent directors only.

Board Composition

Director Qualifications. We look for the following characteristics in any candidate for nomination to our Board of Directors:

•
fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

•
a genuine interest in Duke Energy and a recognition that, as a member of the Board of Directors, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

•
a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

•
diversity among the existing Board members, including racial and ethnic background, gender, experiences, skills and qualifications;

•
present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations;

•
no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders;

•
the ability and willingness to spend the time required to function effectively as a director;

•
compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;
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REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

•
independent opinions and willingness to state them in a constructive manner; and

•
willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board of Directors).

Director Candidate Recommendations. The Committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board of Directors standing for re-election. The Committee will provide the third party, based on the profile described above, the characteristics, skills and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee's experiences and skills. In addition, the Committee considers the shareholder-nominee's independence with respect to both the Corporation and the recommending shareholder. All of the nominees on the proxy card are current members of our Board of Directors and were recommended by the Committee.

Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to the Corporate Governance Committee, c/o Ms. Julia S. Janson, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. The notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

•
the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

•
a representation that the recommending shareholder(s) is a holder of record of capital stock of Duke Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•
the name, age, business address and principal occupation and employment of the recommended nominee;

•
any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

•
any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules and SEC rules and regulations;

•
a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

•
a statement, signed by the recommended nominee, (i) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (ii) affirming the recommended nominee's willingness to be a director, and (iii) consenting to serve as a director if so elected;

•
if the recommending shareholder(s) has beneficially owned more than five percent of Duke Energy's capital stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

•
if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

•
all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act, including, without limitation, information regarding (i) the recommended nominee's business experience, (ii) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee, and (iii) material relationships or transactions, if any, between the recommended nominee and Duke Energy's management.

Director Candidate Nominations through Proxy Access. In response to shareholder feedback during the Corporation's 2015 corporate governance engagement program, which is discussed in more detail on page 21, the Board of Directors amended the Corporation's By-Laws in January 2016 to provide for proxy access. In order to nominate a director pursuant to the Corporation's proxy access provision, shareholders who meet the eligibility and other requirements set forth in Section 3.04 of the Corporation's By-Laws must send a notice to the Corporate Governance Committee, c/o Ms. Julia S. Janson, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. The notice must provide the information set forth above, as well as the other detailed requirements set forth in Section 3.04 of the Corporation's By-Laws, which can be located on our website at www.duke-energy.com/pdfs/By-Laws.pdf.

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REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

New Directors since the 2015 Annual Meeting

Following the 2015 Annual Meeting, the Corporate Governance Committee sought to recruit additional Board members whose qualifications align with the needs of the Board in light of the major risks and issues facing the Corporation as well as its long-term strategy. After working with an independent search firm, the Corporate Governance Committee recommended in September 2015 that Mr. Michael J. Angelakis be appointed to the Board and, in February 2016, recommended that Mr. Charles W. Moorman IV be appointed to the Board. Mr. Angelakis' appointment was effective October 1, 2015. Mr. Angelakis brings management, financial expertise and risk management experience obtained as a senior executive at a large company in the telecommunications industry. Mr. Moorman's appointment was effective March 1, 2016. Mr. Moorman brings significant management, finance, risk management and environmental expertise to the Corporation as a result of his 38-year career in management at a large railroad company.

Communications with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary
Ms. Julia S. Janson
Executive Vice President, Chief Legal Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Interested parties can communicate with our Independent Lead Director by writing to the following address:

Independent Lead Director
c/o Ms. Julia S. Janson
Executive Vice President, Chief Legal Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Our Corporate Secretary will distribute communications to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Duke Energy Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee
Ann Maynard Gray (Chairperson)
Michael G. Browning
Harris E. DeLoach, Jr.
Daniel R. DiMicco
William E. Kennard
E. Marie McKee

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DIRECTOR COMPENSATION

Annual Retainer and Fees. Effective May 7, 2015, the retainer and meeting fees paid to our independent directors consisted of:

			Meeting Fees
Type of Fee	Fee (Other Than for Meetings) ($)		In-Person Attendance at Meetings Held in Conjunction With a Regular Board of Directors Meeting ($)	In-Person Meetings Not Held in Conjunction With a Regular Board of Directors Meeting ($)	Telephonic Participation in Meetings ($)

Annual Board of Directors Retainer (Cash)	90,000
Annual Board of Directors Retainer (Stock)	125,000
Board of Directors Meeting Fees			2,000	2,500	2,000
Annual Board Chair Retainer (applicable only for non-employees)	100,000
Annual Lead Director Retainer (if applicable)	40,000	*
Annual Audit Committee Chair Retainer	25,000
Annual Chair Retainer (Other Committees)	15,000
Audit Committee and Finance and Risk Management Committee Meeting Fees			3,000	2,500	2,000
Nuclear Oversight Committee Meeting Fees			4,000	2,500	2,000
Regulatory Policy and Operations Committee Meeting Fees			3,500	2,500	2,000
Other Committee Meeting Fees			2,000	2,500	2,000

*
The Annual Lead Director Retainer, which was not paid during 2015, was reduced from $75,000 to $40,000 effective January 1, 2016.

This compensation program is the same as in effect at the end of 2014, except for the following adjustments that became effective May 7, 2015:

  •
  The Annual Board of Directors Retainer (Cash) was increased from $75,000 to $90,000

  •
  The Finance and Risk Management Committee Meeting Fee was increased from $2,000 to $3,000

  •
  The Regulatory Policy and Operations Committee Meeting Fee was increased from $2,000 to $3,500

Annual Stock Retainer for 2015. In 2015, each eligible director received the portion of his or her annual retainer that was payable in stock in the form of fully-vested shares.

Deferral Plans and Stock Purchases. Directors may elect to receive all or a portion of their annual compensation, consisting of retainers and attendance fees, on a current basis, or defer such compensation under the Duke Energy Corporation Directors' Savings Plan (the "Directors' Savings Plan"). Deferred amounts are credited to an unfunded account, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director, and generally are paid when the director terminates his or her service from the Board of Directors.

Charitable Giving Program. The Duke Energy Foundation, independent of Duke Energy, maintains the Duke Energy Foundation Matching Gifts Program under which directors are eligible to request matching contributions of up to $5,000 per director per calendar year to qualifying institutions. Duke Energy also maintains a Directors' Charitable Giving Program. Eligibility for this program has been frozen and Ms. Gray is the only current director who is eligible. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. Ms. Gray may request that donations be made under this program during her lifetime, in which case the maximum donation will be reduced on an actuarially determined net present value basis. In 2015, no donations were made on behalf of Ms. Gray. In addition, Duke Energy made a $1,000 donation to the American Red Cross – Greater Carolinas Chapter in December 2015 on behalf of each of the independent directors who were actively serving at that time.

Expense Reimbursement and Insurance. Duke Energy provides travel insurance to directors and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board of Directors and committee meetings and special functions.

Stock Ownership Guidelines. Outside directors are subject to stock ownership guidelines, which establish a target level of ownership of Duke Energy common stock (or common stock equivalents). Currently, each independent director is required to own shares with a value equal to at least five times the annual Board of Directors cash retainer (i.e., an ownership level of $450,000) or retain 50 percent of his or her vested annual equity retainer. All independent directors were in compliance with the guidelines as of December 31, 2015.

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DIRECTOR COMPENSATION

The following table describes the compensation earned during 2015 by each individual who served as an independent director during 2015. Because Mr. Moorman joined the Board of Directors on March 1, 2016, he did not receive any compensation in 2015 and is not listed below.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Michael J. Angelakis	44,500	74,519	0	6,064	125,083
G. Alex Bernhardt, Sr.(1)	52,874	0	8,442	5,322	66,638
Michael G. Browning	165,225	125,000	0	6,231	296,456
Harris E. DeLoach, Jr.	167,225	125,000	0	6,231	298,456
Daniel R. DiMicco	153,725	125,000	0	1,231	279,956
John H. Forsgren	167,225	125,000	0	5,731	297,956
Ann Maynard Gray	308,725	125,000	0	4,731	438,456
James H. Hance, Jr.	181,225	125,000	0	6,231	312,456
John T. Herron	160,225	125,000	0	1,231	286,456
James B. Hyler, Jr.	185,225	125,000	0	1,231	311,456
William E. Kennard	174,225	125,000	0	1,231	300,456
E. Marie McKee	195,725	125,000	0	6,231	326,956
Richard A. Meserve	145,350	156,334	0	6,217	307,901
E. James Reinsch(1)	54,874	0	0	322	55,196
James T. Rhodes	177,725	125,000	0	6,231	308,956
Carlos A. Saladrigas	198,225	125,000	0	6,231	329,456

(1)
Effective May 6, 2015, Mr. Bernhardt and Mr. Reinsch retired from the Board of Directors of Duke Energy.

(2)
Mr. Angelakis, Mr. Bernhardt, Mr. Browning, Mr. DeLoach, Mr. DiMicco, Mr. Hyler, Dr. Meserve, Mr. Saladrigas and Dr. Rhodes elected to defer $22,250; $52,874; $165,225; $167,225; $153,725; $46,306; $145,350; $198,225 and $88,863, respectively, of their 2015 cash compensation under the Directors' Savings Plan.

(3)
This column reflects the grant date fair value of the stock awards granted to each eligible director during 2015. The grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 20 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015 ("Form 10-K") for an explanation of the assumptions made in valuing these awards. In February 2015, Dr. Meserve received a pro-rated portion of the 2014-15 annual stock retainer, amounting to 361 shares of Duke Energy common stock, upon joining the Board of Directors. In May 2015, each sitting director on the Duke Energy Board received their annual stock retainer in the form of 1,627 shares of Duke Energy common stock. Mr. Browning, Mr. DeLoach, Mr. DiMicco, Mr. Forsgren, Ms. Gray, Mr. Hyler, Mr. Kennard, Dr. Rhodes and Mr. Saladrigas elected to defer their 2015-16 stock retainer of Duke Energy shares under the Directors' Savings Plan. In addition, Mr. Angelakis received a pro-rated portion of the 2015-16 annual stock retainer, amounting to 1,054 shares of Duke Energy common stock, upon joining the Board of Directors on October 1, 2015.

(4)
Reflects above-market interest earned on a grandfathered investment fund previously provided under a predecessor plan to the Directors' Savings Plan. Participants can no longer defer compensation into the grandfathered investment fund but continue to be credited with interest at the fixed rate on amounts previously deferred into such fund.

(5)
As described in the following table, All Other Compensation for 2015 includes a business travel accident insurance premium that was pro-rated among the directors based on their service on the Board of Directors during 2015, contributions made in the director's name to charitable organizations and a gift for directors who retired in 2015.

Name	Business Travel Accident Insurance ($)	Charitable Contributions ($)	Retirement Gift ($)	Total ($)

Michael J. Angelakis	64	6,000	0	6,064
G. Alex Bernhardt, Sr.	65	5,000	257	5,322
Michael G. Browning	231	6,000	0	6,231
Harris E. DeLoach, Jr.	231	6,000	0	6,231
Daniel R. DiMicco	231	1,000	0	1,231
John H. Forsgren	231	5,500	0	5,731
Ann Maynard Gray	231	4,500	0	4,731
James H. Hance, Jr.	231	6,000	0	6,231
John T. Herron	231	1,000	0	1,231
James B. Hyler, Jr.	231	1,000	0	1,231
William E. Kennard	231	1,000	0	1,231
E. Marie McKee	231	6,000	0	6,231
Richard A. Meserve	217	6,000	0	6,217
E. James Reinsch	65	0	257	322
James T. Rhodes	231	6,000	0	6,231
Carlos A. Saladrigas	231	6,000	0	6,231

DUKE ENERGY – 2016 Proxy Statement 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the amount of Duke Energy common stock beneficially owned by the current directors, the executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the named executive officers), and all directors and executive officers as a group as of March 7, 2016.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class

Michael J. Angelakis	8,870	*
Michael G. Browning	65,759	*
Harris E. DeLoach, Jr.	26,463	*
Daniel R. DiMicco	37,036	*
John H. Forsgren	16,719	*
Lynn J. Good	82,668	*
Ann Maynard Gray	40,043	*
James H. Hance, Jr.	36,246	*
John T. Herron	11,632	*
James B. Hyler, Jr.	11,709	*
Dhiaa M. Jamil	38,439	*
Julia S. Janson	23,316	*
William E. Kennard	4,145	*
Marc E. Manly(2)	14,711	*
E. Marie McKee	131	*
Richard A. Meserve	1,989	*
Charles W. Moorman IV	304	*
James T. Rhodes	25,667	*
Carlos A. Saladrigas	1,792	*
B. Keith Trent(2)	1,031	*
Lloyd M. Yates	37,955	*
Steven K. Young	46,072	*
Directors and executive officers as a group (26)	605,712	*

*
Represents less than 1%.

(1)
Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within 60 days of March 7, 2016: Mr. Angelakis – 0; Mr. Browning – 19,065; Mr. DeLoach – 6,695; Mr. DiMicco – 14,905; Mr. Forsgren – 12,455; Ms. Good – 0; Ms. Gray – 1,636; Mr. Hance – 0; Mr. Herron – 0; Mr. Hyler – 6,695; Mr. Jamil – 0; Ms. Janson – 0; Mr. Kennard – 4,145; Mr. Manly – 0; Ms. McKee – 131; Dr. Meserve – 0; Mr. Moorman – 0; Dr. Rhodes – 1,837; Mr. Saladrigas – 922; Mr. Trent – 0; Mr. Yates – 0; Mr. Young – 0; and all directors and executive officers as a group – 68,486.

(2)
Provided as of the date of termination of employment.

Ownership of Units Representing Common Stock

The table below shows ownership of other units (not listed in the table above) related to Duke Energy common stock under the Directors' Savings Plan. These units do not represent an equity interest in Duke Energy and possess no voting rights, but are equal in economic value to one share of Duke Energy common stock.

Name	Number of Units

Michael J. Angelakis	0
Michael G. Browning	27,580
Harris E. DeLoach, Jr.	27,712
Daniel R. DiMicco	1,259
John H. Forsgren	0
Ann Maynard Gray	3,745
James H. Hance, Jr.	0
John T. Herron	0
James B. Hyler, Jr.	10,645
William E. Kennard	0
E. Marie McKee	53,872
Richard A. Meserve	0
Charles W. Moorman IV	0
James T. Rhodes	16,537
Carlos A. Saladrigas	30,705

32 DUKE ENERGY – 2016 Proxy Statement

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows ownership of other units (not listed in the table on page 32) related to Duke Energy common stock under the Duke Energy Corporation Executive Savings Plan ("Executive Savings Plan"). These units do not represent an equity interest in Duke Energy and possess no voting rights, but are equal in economic value to one share of Duke Energy common stock.

Name	Number of Units

Lynn J. Good	69
Steven K. Young	459
Dhiaa M. Jamil	1,733
Julia S. Janson	193
Lloyd M. Yates	10,546
Marc E. Manly(1)	0
B. Keith Trent(1)	84,211

(1)
Provided as of the date of termination of employment.

The following table lists the beneficial owners of five percent or more of Duke Energy's outstanding shares of common stock as of December 31, 2015. This information is based on the most recently available reports filed with the SEC and provided to us by the company listed.

Name or Identity of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage

BlackRock Inc. 40 East 52nd Street New York, NY 10022	38,666,050	5.60%	(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	39,791,165	5.97%	(2)

(1)
According to the Schedule 13G/A filed by BlackRock Inc., these shares are beneficially owned by BlackRock Inc., which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 32,699,912 shares, 0 shares with shared voting power, sole dispositive power with regard to 38,666,050 shares and 0 shares with shared dispositive power.

(2)
According to the Schedule 13G/A filed by The Vanguard Group, these shares are beneficially owned by The Vanguard Group, which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 1,324,920 shares, 69,900 shares with shared voting power, sole dispositive power with regard to 39,791,165 shares and 1,336,528 shares with shared dispositive power.
DUKE ENERGY – 2016 Proxy Statement 33

PROPOSAL 2:     RATIFICATION OF DELOITTE & TOUCHE LLP AS
DUKE ENERGY CORPORATION'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR
2016

The Audit Committee is directly responsible for the appointment and compensation, including the pre-approval of audit fees as described below, and the retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as Duke Energy's independent registered public accounting firm for 2016. Deloitte has served as our independent registered public accounting firm since 1978.

Independence

The Audit Committee and the Board believe that the continued retention of Deloitte as Duke Energy's independent registered public accounting firm is in the best interests of the Corporation and its shareholders. Deloitte's years of experience with Duke Energy have allowed them to gain expertise regarding Duke Energy's operations, accounting policies and practices and internal controls over financial reporting. It also prevents the significant time commitment that educating a new auditor would entail, which could also result in distraction in focus for Duke Energy management.

To safeguard the continued independence of the independent registered public accounting firm, the Audit Committee adopted a policy that provides that the independent registered public accounting firm is only permitted to provide services to Duke Energy and its subsidiaries that have been pre-approved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services and certain other services have been specifically pre-approved up to certain categorical fee limits. In the event that the cost of any of these services may exceed the pre-approved limits, the Audit Committee must approve the service before the independent registered public accounting firm is engaged for such service. All other services that are not prohibited pursuant to the SEC's or other applicable regulatory bodies' rules or regulations must be specifically approved by the Audit Committee before the independent registered public accounting firm is engaged for such service. All services performed in 2015 and 2014 by the independent registered public accounting firm were approved by the Duke Energy Audit Committee pursuant to its policy on Engaging the Independent Auditor for Services.

In addition to the annual review of Deloitte's independence and in association with the mandated rotation of Deloitte's lead engagement partner, the Audit Committee is directly involved in the selection of Deloitte's new lead engagement partner.

Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders. They will have an opportunity to make a statement and will be available to respond to appropriate questions. Information on Deloitte's fees for services rendered in 2015 and 2014 are listed below.

Audit Fees

Type of Fees	2015	2014

Audit Fees(1)	$12,332,000	$12,000,000
Audit-Related Fees(2)	2,498,000	4,176,000
Tax Fees(3)	195,000	727,000
All Other Fees(4)	40,000	40,000

TOTAL FEES:	$15,065,000	$16,943,000

(1)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the financial statement audits, audit of Duke Energy's financial statements included in Duke Energy's Annual Report on Form 10-K and reviews of financial statements included in Duke Energy's Quarterly Reports on Form 10-Q. Audit fees also include services related to certain regulatory and agreed upon procedures reports.

(2)
Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of financial statements, including assistance with acquisitions and divestitures.

(3)
Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance and professional services related to tax planning and tax strategy.

(4)
Other Fees are billed by Deloitte for conferences, seminars, research tools, subscription services, etc.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

34 DUKE ENERGY – 2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Duke Energy's audited financial statements for the fiscal year ended December 31, 2015.

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Duke Energy specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy's financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.duke-energy.com/corporate-governance/board-committee-charters/audit.asp. Further information about the Audit Committee, its Policy on Engaging the Independent Auditor for Services and its members is detailed on pages 22 and 34 of the proxy statement.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte, the Corporation's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Duke Energy's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States ("GAAP"), as well as expressing an opinion on the effectiveness of internal control over financial reporting based on the criteria established in Internal Control – Integrated Framework (2013).

The Audit Committee reviewed the Corporation's audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements present fairly, in all material respects, in conformity with GAAP.

In addition, management completed the documentation, testing and evaluation of Duke Energy's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte at regularly scheduled Audit Committee meetings. At the conclusion of the process, management presented to the Audit Committee on the effectiveness of the Corporation's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Corporation's Form 10-K filed with the SEC, as well as Deloitte's Report of Independent Registered Public Accounting Firm included in the Corporation's Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Corporation's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2015.

The Audit Committee has discussed with Deloitte the matters required to be discussed by professional and regulatory requirements, including, but not limited to, the standards of the Public Company Accounting Oversight Board regarding The Auditors' Communications with Those Charged with Governance. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by "Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence" that relates to Deloitte's independence from Duke Energy and its subsidiaries and the Audit Committee has discussed with Deloitte the firm's independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Duke Energy's Form 10-K, for filing with the SEC.

Audit Committee
Carlos A. Saladrigas (Chairperson)
Michael J. Angelakis
Michael G. Browning
James H. Hance, Jr.
James B. Hyler, Jr.
E. Marie McKee

DUKE ENERGY – 2016 Proxy Statement 35

PROPOSAL 3:     ADVISORY VOTE TO APPROVE DUKE ENERGY
CORPORATION'S NAMED EXECUTIVE OFFICER
COMPENSATION

At the 2011 Annual Meeting of Shareholders, our shareholders recommended that our Board of Directors hold say-on-pay votes on an annual basis. As a result, we are providing our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

In connection with this proposal, the Board of Directors encourages shareholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 37, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.

As described in more detail in the Compensation Discussion and Analysis section, the guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our named executive officers' total direct compensation is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. We supplement our pay-for-performance program with a number of compensation policies that are aligned with the long-term interests of Duke Energy and its shareholders.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting "FOR" the following resolution:

"RESOLVED, that the shareholders of Duke Energy approve, on an advisory basis, the compensation paid to Duke Energy's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Duke Energy's 2016 Proxy Statement."

Because your vote is advisory, it will not be binding on the Board of Directors, the Compensation Committee or Duke Energy. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

36 DUKE ENERGY – 2016 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

E. Marie McKee (Chairperson)
Ann Maynard Gray
James H. Hance, Jr.
Carlos A. Saladrigas

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy's compensation objectives and policies for our named executive officers, who, for 2015 are:

Name	Title

Lynn J. Good(1)	Chairman, President and Chief Executive Officer
Steven K. Young	Executive Vice President and Chief Financial Officer
Dhiaa M. Jamil	Executive Vice President and President, Generation and Transmission
Julia S. Janson	Executive Vice President, Chief Legal Officer and Corporate Secretary
Lloyd M. Yates	Executive Vice President, Market Solutions and President, Carolinas Region

(1)
Ms. Good served as Vice Chairman of the Board of Directors until January 1, 2016, at which time she became Chairman of the Board.

Our named executive officers for 2015 also include two executives who terminated employment in June 2015: Mr. Marc E. Manly, who previously served as Executive Vice President and President, Commercial Portfolio, and Mr. B. Keith Trent, who previously served as Executive Vice President, Grid Solutions and President, Midwest and Florida Regions. This Compensation Discussion and Analysis focuses on the compensation earned by the current named executive officers listed in the table above, but also describes the compensation earned by Mr. Manly and Mr. Trent.

DUKE ENERGY – 2016 Proxy Statement 37

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of the Compensation Discussion and Analysis

2015 Compensation Highlights

As discussed throughout this Compensation Discussion and Analysis, our compensation program is designed to link pay to performance. Our 2015 Business Highlights are described on page 5 of this proxy statement.

38 DUKE ENERGY – 2016 Proxy Statement

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COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Compensation Program

Duke Energy is committed to creating value for our shareholders while building trust and transforming our energy future. We continuously strive to achieve this core purpose of creating shareholder value in all that we do, but with a particular emphasis on the areas described below in The Road Ahead.

The Road Ahead:
Shaping the future

What drives us

OUR PURPOSE
Power the lives of our customers and the vitality of our communities.

OUR PRIORITIES
Customers • Employees
Operational Excellence • Growth

Who we are

OUR VALUES
Safety • Integrity • Service

Where we're going

OUR VISION
Lead the way to cleaner, smarter energy solutions that customers value.

OUR STRATEGY
- Transform the Customer Experience
- Modernize the Power Grid
- Generate Cleaner Energy
- Engage Employees and Stakeholders

DUKE ENERGY – 2016 Proxy Statement 39

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COMPENSATION DISCUSSION AND ANALYSIS

We design our compensation program so that it motivates our executives to focus on the four priorities in The Road Ahead, all of which are designed to ensure that our compensation program aligns with the interests of executives and shareholders:

40 DUKE ENERGY – 2016 Proxy Statement

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COMPENSATION DISCUSSION AND ANALYSIS

Pay-for-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results, as compared to predetermined measures of success.

Our core compensation program consists of base salary, STI and LTI (performance shares and restricted stock units). The following chart illustrates the components of the target total direct compensation opportunities provided to our named executive officers.

DUKE ENERGY – 2016 Proxy Statement 41

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COMPENSATION DISCUSSION AND ANALYSIS

Align Interests of Named Executive Officers and Shareholders

Following are key features of our executive compensation program, which reinforce our pay-for-performance philosophy and strengthen the alignment of interests of our executives and shareholders:

AT DUKE ENERGY WE...	AT DUKE ENERGY WE DO NOT...

Require significant stock ownership. We maintain aggressive guidelines to reinforce the importance of Duke Energy stock ownership. These guidelines are intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each of our current named executive officers must own Duke Energy shares in accordance with the following schedule:	Provide tax gross-ups. We do not provide excise tax gross-ups for severance received by our named executive officers under the Change in Control Agreements or under the Executive Severance Plan, and we do not provide tax gross-ups on other payments such as perquisites.

Leadership Position	Value of Shares

Chief Executive Officer	5x Base Salary
Other Named Executive Officers	3x Base Salary

Maintain a stock holding policy. Each named executive officer is required to hold 50 percent of all shares acquired under the LTI program (after payment of any applicable taxes) and 100 percent of all shares acquired upon the exercise of stock options (after payment of the exercise price and taxes) until the applicable stock ownership requirement is satisfied. Each of our named executive officers was in compliance with the stock ownership/stock holding policy during 2015.	Permit hedging or pledging of Duke Energy securities. We have a policy that prohibits employees (including the named executive officers) and directors from trading in options, warrants, puts and calls or similar instruments in connection with Duke Energy securities, or selling Duke Energy securities "short." In addition, we prohibit the pledging of Duke Energy securities in margin accounts.

Tie incentive compensation to a clawback policy. We maintain a "clawback policy," which would allow us to recover (i) certain cash or equity-based incentive compensation based on financial results in the event those results were restated due at least in part to the recipient's fraud or misconduct or (ii) an inadvertent payment based on an incorrect calculation.	Provide "single trigger" severance upon a change in control. Our Change in Control Agreements provide cash severance only upon a "double trigger," meaning that change in control severance is payable only if our named executive officers incur a qualifying termination of employment (i.e., an involuntary termination without "cause" or a voluntary termination for "good reason") and the termination occurs in connection with a change in control of Duke Energy.

Provide a consistent level of severance. We maintain the Duke Energy Corporation Executive Severance Plan ("Executive Severance Plan") in order to provide a consistent approach to executive severance and to provide eligible employees, including our named executive officers (excluding Ms. Good, who is provided with severance compensation through her employment agreement), with certainty and security while they are focusing on their duties and responsibilities. Under this plan, severance compensation is payable only upon a qualifying termination of employment (i.e., an involuntary termination without "cause" or a voluntary termination for "good reason").	Provide employment agreements to a broad group. Except for our Chief Executive Officer, no other executive is provided a comprehensive employment agreement.

Maintain a shareholder approval policy for severance agreements. We have a policy generally to seek shareholder approval for any future agreements with our named executive officers that provide severance compensation in excess of 2.99 times the executive's annual compensation or that provide for tax gross-ups in connection with a termination event.	Encourage excessive or inappropriate risk-taking through our compensation program. In consultation with the Compensation Committee, members of management from Duke Energy's Human Resources, Legal and Risk Management groups assessed whether our compensation policies and practices encourage excessive or inappropriate risk-taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of Duke Energy's business and the design of our incentive plans and policies. Management reported its findings to the Compensation Committee, and after review and discussion, the Compensation Committee concluded that our plans and policies do not encourage excessive or inappropriate risk-taking.

42 DUKE ENERGY – 2016 Proxy Statement

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COMPENSATION DISCUSSION AND ANALYSIS

AT DUKE ENERGY WE...	AT DUKE ENERGY WE DO NOT...

Comply with equity award granting policy. In recognition of the importance of adhering to specific practices and procedures in the granting of equity awards, the Compensation Committee has adopted a policy that applies to the granting of equity awards. Under this policy, annual grants to employees may be made at any regularly scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly scheduled meeting of each calendar year, and annual grants to independent directors may be made by the Board of Directors at any regularly scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly scheduled meeting that is held in conjunction with the annual meeting of shareholders each year.	Provide excessive perquisites. Our perquisites program is limited to an executive physical, an airline club membership to facilitate travel, limited personal use of corporate aircraft (subject generally to the requirement that the executive reimburse Duke Energy for the direct operating costs for such travel), financial planning and matching charitable contributions. See page 50 for additional details.

Use an independent compensation consultant. The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. The consultant has been instructed to provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation Committee. The Compensation Committee has assessed the independence of Frederic W. Cook & Company, Inc. pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation Committee.

Review tally sheets. At least once a year, the Compensation Committee reviews tally sheets for each named executive officer, which include a summary of compensation paid in prior years, compensation for the current year, the valuation (at various assumed stock prices) of all outstanding equity awards and a summary of amounts payable upon a termination of employment under various circumstances. This information allows the Compensation Committee to evaluate the total compensation package for each named executive officer, as well as adjustments to specific elements of the total direct compensation package.

Consider prior year's "say on pay" vote. As required by the Dodd Frank Act, we included a shareholder vote on executive compensation in last year's proxy statement, which was approved by approximately 81 percent of the votes represented in person or by proxy. The Compensation Committee considers the results of this advisory vote when designing our compensation program, including our emphasis on pay for performance, which is structured and designed to achieve our stated goals and objectives. In addition, we regularly engage our shareholders in an open dialogue regarding our compensation program. As a result of feedback from shareholders, we added a cumulative EPS goal as a performance metric for our 2016 performance share grants as described in more detail above in the "2015 Compensation Highlights" section of this proxy statement on page 38.

DUKE ENERGY – 2016 Proxy Statement 43

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Duke Energy's Compensation Program

As discussed in more detail below, during 2015, the principal components of compensation for the named executive officers were: base salary; STI compensation; LTI compensation; retirement and welfare benefits and perquisites.

Following is a summary of each principal compensation component provided to the named executive officers during 2015.

Base Salary The salary for each executive is based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys and internal comparisons. The following base salary adjustments for the named executive officers occurred in 2015:

•
Effective June 25, 2015, Ms. Good's annual rate of base salary was increased from $1,200,000 to $1,250,000 to bring her compensation closer to the market median and recognize her exemplary leadership and performance over the past two years as CEO.

•
Effective March 1, 2015, Mr. Young received a market adjustment of approximately nine percent to bring his salary closer to market median since his internal promotion to CFO, and Mr. Jamil and Mr. Yates received merit adjustments of approximately four percent and three percent, respectively.

Short-Term Incentive Compensation STI opportunities are provided to our named executive officers under the Duke Energy Corporation Executive Short-Term Incentive Plan ("STI Plan") to promote the achievement of annual performance objectives.

Each year, the Compensation Committee establishes the target annual incentive opportunity for each named executive officer, which is based on a percentage of his or her base salary. No changes were made to the target incentive opportunities of the named executive officers in 2015 other than for Ms. Good, whose target incentive opportunity was increased from 125 percent to 140 percent of her annual base salary, effective as of June 25, 2015, to bring her total cash compensation closer to the market median.

Name	Target Incentive Opportunity (as a % of base salary)(1)

Lynn J. Good	140%
Steven K. Young	80%
Dhiaa M. Jamil	80%
Julia S. Janson	80%
Lloyd M. Yates	80%

(1)
STI opportunities effective as of December 31, 2015. Each of Mr. Manly and Mr. Trent had a target incentive opportunity during the portion of 2015 during which he was employed equal to 80% of his base salary.
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COMPENSATION DISCUSSION AND ANALYSIS

As discussed in more detail below, the Compensation Committee established the following objectives under the STI Plan in February 2015 with the STI target opportunity allocated between corporate and individual objectives.

In order to emphasize the importance of the EPS objective, the Compensation Committee established a circuit-breaker, providing that if an adjusted diluted EPS performance level of at least $4.20 was not achieved, the named executive officers would not have received any payout under the 2015 STI Plan. To encourage a continued focus on safety, the Compensation Committee also included a potential safety adder and penalty, each in the amount of five percent of a participant's entire STI payment.

Depending on actual performance, named executive officers were eligible to earn up to 183.75 percent of the amount of their STI target opportunity, based on a potential maximum payout of 200 percent for the EPS objective, a 150 percent potential maximum payout for the operational excellence, customer satisfaction and individual objectives, and a potential five percent safety adder.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objectives

The 2015 corporate objectives and the related target and performance results were as follows and are defined below:

Objective(1)	Weight	Threshold (50%)	Target (100%)	Maximum(2)	Result	Payout

Adjusted Diluted EPS(3)	50%	$4.35	$4.65	$4.95	$4.54	81.67%
Operational Excellence(4)	20%					96.08%
(a) Operations and Maintenance ("O&M") Expense		$5.325B	$5.220B	$5.115B	$5.269B	76.67%
(b) Reliability(5)						70.66%
Regulated Generation (Fossil/Hydro) Commercial Availability		87.56%	88.46%	89.52%	87.37%	0%
Nuclear Generation Capacity Factor		91.40%	93.29%	95.18%	94.21%	124.34%
System Average Interruption Duration Index ("SAIDI")		133	124	114	131	61.11%
Renewables Availability		93.00%	96.00%	98.00%	93.32%	55.33%
International Equivalent Availability		88.9%	90.9%	92.9%	91.4%	112.5%
(c) Safety/Environmental(6)						140.91%
Total Incident Case Rate ("TICR")		0.63	0.55	0.43	0.41	150%
Reportable Environmental Events ("REE")		68	54	43	47	131.82%
Customer Satisfaction ("CSAT")	10%	751	761	769	752	55%

(1)
For additional information about the calculation of the EPS and O&M expense control objectives, see page 52.

(2)
A payout of up to 200% of the target opportunity is available for the adjusted diluted EPS objective and a payout of up to 150% of the target opportunity is available for the Operational Excellence and CSAT objectives.

(3)
If an adjusted diluted EPS performance level of at least $4.20 was not achieved, the named executive officers would not have received a payout under the 2015 STI Plan.

(4)
Each of the three primary operational excellence objectives contains an equal weighting of one-third of the aggregate weighting of 20%.

(5)
The reliability objectives are calculated as described below. Each reliability metric contains an equal weighting of one-fifth of the aggregate weighting of the reliability objective.

(6)
The safety/environmental objectives are calculated as described below. Each safety/environmental metric contains an equal weighting of one-half of the aggregate weighting of the safety/environmental objective.

After the end of 2015, the Compensation Committee approved the following adjustments to the threshold, target and maximum adjusted diluted EPS performance levels under the 2015 STI Plan: (i) increased each of the threshold, target and maximum performance levels by $0.04 to negate the positive impact of our accelerated share repurchase program, which occurred approximately three months prior to the date assumed at the time the original adjusted diluted EPS performance levels were established under our 2015 STI Plan, and (ii) decreased each of the threshold, target and maximum performance levels by $0.04 to reflect the disposition of our Midwest Commercial Generation business approximately three months earlier than was assumed at the time the original adjusted diluted EPS performance levels were established under our 2015 STI Plan. The Compensation Committee also approved a reduction in each of the threshold, target and maximum performance levels for the O&M expense performance measure of $75 million to reflect the O&M expense budgeted for the Midwest Commercial Generation business for the portion of the year during which it was not owned.

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COMPENSATION DISCUSSION AND ANALYSIS

Reliability Metrics	Description

Regulated Generation (Fossil/Hydro) Commercial Availability	A measure of regulated fossil generation reliability, determined as the weighted percentage of time the regulated fossil generation units are available to generate electricity, where the availability each hour is weighted by the difference between market price and unit cost.
Nuclear Generation Capacity Factor	A measure of the amount of electricity produced by a nuclear generating unit relative to the amount of electricity the unit is capable of producing.
System Average Interruption Duration Index (SAIDI)
A measure of the number of outage minutes experienced during the year per customer served from both transmission and distribution systems calculated in accordance with the applicable guidelines set forth in the IEEE Standard 1366-Guide for Electric Power Distribution Reliability Indices, including application of the "major event day" exclusions described therein.
Renewables Availability
A renewables energy yield metric, calculated by comparing actual generation to expected generation based on the wind speed measured at the turbine and by calculating the actual generation to expected generation based on solar intensity measures at the panels. The renewables energy yield is weighted 90% to wind and 10% to solar.
International Equivalent Availability	A measure of the amount of electricity that potentially could be produced by an international generating unit relative to the amount of electricity the unit is actually producing.

Safety/Environmental Metrics	Description

Reportable Environmental Events (REE)	REE refers to environmental events resulting from Duke Energy operations that require notification to, or enforcement action by, a regulatory agency. We added this objective to emphasize service reliability and mitigate environmental risks associated with our operations.
Total Incident Case Rate (TICR)	TICR measures the number of occupational injuries and illnesses per 100 employees. This objective was added to emphasize our focus on achieving an event-free and injury-free workplace.

Customer Satisfaction Metric (CSAT)

Description	The CSAT metric is a composite of state level customer satisfaction results for North Carolina, South Carolina, Florida, Indiana, and Ohio/Kentucky.
Calculation
Results are based on the J.D. Power Electric Utility Residential Customer Satisfaction Index ("JDP CSI"), and internal surveys of customers through the Small/Medium Customer Perception Tracker ("SMB CPT") and the Large Business Perception Tracker ("LB CPT") using the following formula:
CSAT=0.50 (JDP CSI Score)+0.25 (SMB CPT Score)+0.25 (LB CPT Score)
The enterprise-wide CSAT score is calculated utilizing the state level CSAT scores, based on the following weights: NC (43%); SC (9%); FL (24%); IN (11%); and OH/KY (13%).

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COMPENSATION DISCUSSION AND ANALYSIS

Individual Objectives

The 2015 individual objectives were as follows:

*
Mr. Manly and Mr. Trent terminated employment in June 2015. Under the Executive Severance Plan, they were entitled to a pro rata amount of their annual bonus, determined based on the actual achievement of performance objectives. Mr. Manly's individual objectives for 2015 were: improve operational excellence and optimize performance with an emphasis on safety/reliability and event-free operations (5%), deliver value by leading the Commercial Portfolio in achieving growth initiatives and support the development of new initiatives (10%), and strengthen leadership effectiveness, enhance performance accountability, employee engagement and development (5%). Mr. Trent's individual objectives for 2015 were: improve operational excellence and optimize performance with an emphasis on safety/reliability and event-free operations (5%), achieve growth and financial results (5%), enhance customer focus (5%), and strengthen leadership effectiveness, enhance performance accountability, employee engagement and development (5%).

Safety Component

In order to encourage a continued focus on safety, the Compensation Committee included the following safety measures in the 2015 STI Plan:

•
Safety Penalty.  The STI Plan payments for each of the named executive officers were subject to a safety penalty of five percent if Duke Energy experienced more than 26 enterprise-wide serious injuries and fatalities ("SIF") or there was a significant operational event (including work-related employee or contractor fatalities).

•
Safety Adder.  The STI Plan payments of the named executive officers were also eligible for a safety adder that could result in an increase of five percent if: (i) there were no work-related fatalities of any Duke Energy employee or contractor during 2015, (ii) there were fewer than 19 SIFs during 2015, and (iii) there were no significant operational events.

There were 16 SIFs during 2015, which is less than the number (19) at which the safety penalty otherwise would apply. While five fatalities occurred during 2015, these fatalities were thoroughly investigated and determined not to be worker preventable. Therefore, consistent with the terms of the 2015 STI Plan, they are excluded from the calculation, resulting in the application of the safety adder such that payments under the 2015 STI Plan were increased by five percent for eligible employees.

Payouts

As a result of the aggregate corporate, operational and individual performance, each named executive officer's aggregate payout under the 2015 STI Plan was equal to:

Name*	Payout

Lynn J. Good	$1,572,161
Steven K. Young	$445,068
Dhiaa M. Jamil	$532,795
Julia S. Janson	$388,714
Lloyd M. Yates	$480,464

*
Mr. Manly and Mr. Trent, each of whom terminated employment in June 2015, were entitled to a pro rata amount of their annual bonus under the Executive Severance Plan, determined based on the actual achievement of performance objectives, in the amount of $212,322 and $220,978, respectively.
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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Compensation

Opportunities under the LTI program are provided to our named executive officers to provide appropriate balance to the STI Plan and to align executive and shareholder interests in an effort to maximize shareholder value.

2015 LTI Program

Each year, the Compensation Committee establishes the target LTI opportunity for each named executive officer, which is based on a percentage of his or her base salary. In order to bring Ms. Good's compensation closer to the market median, the Compensation Committee approved an increase in Ms. Good's target LTI opportunity from 450 percent to 600 percent of her annual base salary, effective June 25, 2015. At that time, Ms. Good was granted an additional 7,974 restricted stock units and 18,605 performance shares to reflect her increased LTI opportunity. The target 2015 LTI opportunities for Mr. Jamil and Ms. Janson were increased from 225 percent to 250 percent and from 175 percent to 200 percent, respectively, in order to bring their compensation levels closer to market median and for internal equity purposes. No changes were made to the target LTI opportunities of the other named executive officers for 2015.

Name	Target LTI Opportunity (as a % of base salary)

Lynn J. Good	600%
Steven K. Young	225%
Dhiaa M. Jamil	250%
Julia S. Janson	200%
Lloyd M. Yates	225%

*
The target LTI opportunities for Mr. Manly and Mr. Trent were 200% and 225%, respectively.

Under the 2015 LTI program, each named executive officer's LTI opportunity was provided in the form of restricted stock units and performance shares, as follows:

The performance shares incorporate an objective based on Duke Energy's relative TSR for the three-year performance period from January 1, 2015, to December 31, 2017, as compared to the companies in the Philadelphia Utility Index, as follows:

TSR Percentile Ranking	Percent Payout of Target Performance Shares

90th or Higher	200%
50th (Target)	100%
25th	30%
Below 25th	0%

2013-2015 Performance Shares under the Duke Energy 2013 LTI Program

The 2013 performance share cycle commenced on January 1, 2013, and ended on December 31, 2015. The performance shares could be earned based on Duke Energy's relative TSR for the three-year period from January 1, 2013, to December 31, 2015, as compared to the companies in the Philadelphia Utility Index. The results and payout levels for the 2013-2015 performance shares are as follows:

Relative TSR Performance Percentile	Percent Payout of Target 2013-2015 Performance Shares	Result	Payout of Target

90th or Higher	200%	36.8th	63.2%
50th (Target)	100%
25th	30%
Below 25th	0%

Retirement and Welfare Benefits

Our named executive officers participate in the retirement and welfare plans generally available to other eligible employees. In addition, in order to attract and retain key executive talent, we believe that it is important to provide our named executive officers with certain limited retirement benefits that are offered only to a select group of management. The retirement plans that are provided to our named executive officers, including the plans offered only to a select group of management, are described on pages 59-62. These benefits are comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys.

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COMPENSATION DISCUSSION AND ANALYSIS

Duke Energy provides the named executive officers with the same health and welfare benefits it provides to all other similarly situated employees, and at the same cost charged to all other eligible employees. The named executive officers also are entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.

Perquisites

In 2015, Duke Energy provided our named executive officers with certain other perquisites, which are disclosed in footnote 7 to the Summary Compensation Table on page 54. Duke Energy provides these perquisites as well as other benefits to certain executives in order to provide competitive compensation packages. The cost of perquisites and other personal benefits is not part of base salary and, therefore, does not affect the calculation of awards and benefits under Duke Energy's other compensation arrangements (i.e., retirement and incentive compensation plans).

Our named executive officers were eligible to receive the following perquisites and other benefits during 2015: (i) up to $2,500 for the cost of a comprehensive physical examination, (ii) reimbursement of expenses incurred for tax and financial planning services, which program is administered on a three-year cycle, such that participating executives can be reimbursed for up to $15,000 of eligible expenses during the three-year cycle, (iii) matching contributions from the Duke Energy Foundation of up to $5,000 to qualifying charitable institutions, and (iv) Chairman's Preferred Status at American Airlines.

In addition, Ms. Good may use corporate aircraft for personal travel in North America. With advance approval from the Chief Executive Officer, the other named executive officers may use the corporate aircraft for personal travel in North America. If Ms. Good or any other named executive officer uses the aircraft for personal travel, he or she must reimburse Duke Energy for the direct operating costs for such travel. However, Ms. Good is not required to reimburse Duke Energy for the cost of travel to the executive physical described above or to meetings of the board of directors of other companies on whose board she serves. For additional information on the use of the corporate aircraft, see footnote 7 to the Summary Compensation Table.

Compensation Peer Group

One of our core compensation objectives is to attract and retain talented executive officers through total compensation that generally is competitive with that of other executives and key employees of similarly sized companies with similar complexity, whether within or outside of the utility sector. The Compensation Committee has developed a customized peer group for review of executive compensation levels and plan design practices.

The customized peer group consists of 23 similarly-sized companies from the utility and general sectors, with the general industry companies also having satisfied at least one of the following characteristics: (i) operates in capital intensive industry, (ii) operates in a highly regulated industry, (iii) has significant manufacturing operations, or (iv) derives more than 50 percent of revenue in the United States. The customized combined peer group, which did not change in 2015, consists of:

Compensation Peer Group

3M	Dominion Resources *	FedEx	Monsanto
American Electric Power *	Dow Chemical	FirstEnergy *	NextEra Energy *
CenturyLink	DuPont	General Dynamics	PG&E Corp. *
Colgate-Palmolive	Eaton	International Paper	Southern *
Consolidated Edison *	Edison International *	Lockheed Martin	UPS
Deere & Co.	Exelon *	Medtronic

*
Utility subset consisting of largest nine companies in the Philadelphia Utility Index.

The Compensation Committee also reviews executive compensation levels against a subset of the customized peer group consisting of the nine largest companies in the Philadelphia Utility Index. For those positions where the customized peer group does not provide an appropriate source of competitive market data, the Compensation Committee is provided with data from all companies in the Towers Watson Energy Services Executive Compensation database, which consists of 110 companies with aggregate revenues between $168 million and $51 billion, as listed on Appendix A, and/or the companies (with revenues in a range of approximately one-half to two times our revenues) in the Towers Watson General Industry Executive Compensation database, which consists of 144 companies with aggregate revenues between $10 billion and $54 billion, as listed on Appendix B.

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COMPENSATION DISCUSSION AND ANALYSIS

Severance and Change in Control Benefits

Employment Agreement with Ms. Good

Effective July 2013, Duke Energy entered into an employment agreement with Ms. Good that contains a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years. Effective June 25, 2015, Ms. Good's employment agreement was amended to increase her base salary, STI opportunity, and LTI opportunity as described above in the section entitled "Elements of Duke Energy's Compensation Program" on page 44 of this proxy statement.

Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined in her employment agreement), Ms. Good would be entitled to the severance benefits as are described in more detail under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement. Ms. Good's employment agreement does not provide for golden parachute excise tax gross-up payments.

Severance Plan

The Executive Severance Plan provides varying levels of severance to the named executive officers other than Ms. Good. The Compensation Committee believes that this plan is appropriate in order to provide a consistent approach to executive severance and to provide eligible executives with certainty and security while they are focusing on their duties and responsibilities. Severance compensation would only be paid in the event that an eligible executive's employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason," and is subject to compliance with restrictive covenants (i.e., noncompetition). The severance compensation that would be paid in the event of a qualifying termination of employment to those senior executives who are identified as "Tier I Participants," including Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Yates, generally approximates two times their annual compensation and benefits. The Executive Severance Plan prohibits the payment of severance if an executive also would be entitled to severance compensation under a separate agreement or plan maintained by Duke Energy, including the Change in Control Agreements described below. The Executive Severance Plan does not provide for golden parachute excise tax gross-up payments.

The benefit levels under the Executive Severance Plan are described in more detail under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

Mr. Manly and Mr. Trent terminated employment in June 2015 and in connection with their terminations, each executive was entitled to receive severance benefits under the Executive Severance Plan. The severance benefits received by each of Mr. Manly and Mr. Trent are described in more detail under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

Change in Control Agreements

Duke Energy has entered into Change in Control Agreements with the named executive officers other than Ms. Good. Under these agreements, each such named executive officer would be entitled to certain payments and benefits if (i) a change in control were to occur and (ii) within two years following the change in control, (a) Duke Energy terminates the executive's employment without "cause" or (b) the executive terminates his or her employment for "good reason." The severance provided by Duke Energy is generally two times the executive's annual compensation and benefits and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation Committee approved the two times severance multiplier after consulting with its advisors and reviewing the severance provided by peer companies. The Change in Control Agreements do not provide for golden parachute excise tax gross-up payments.

Our restricted stock unit awards provide for "double-trigger" vesting in full (without pro-ration) upon a qualifying termination of employment in connection with a change in control. Our performance share awards provide for pro rata vesting at the target performance level in the event of a change in control (on a "single-trigger" basis, without regard to termination of employment).

The Compensation Committee believes these change in control arrangements are appropriate in order to diminish the uncertainty and risk to the executives' roles in the context of a potential or actual change in control. The benefit levels under the Change in Control Agreements and equity awards are described in more detail under the "Potential Payments Upon Termination or Change in Control" section on page 63 of this proxy statement.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Duke Energy generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder approved plans is not subject to the deduction limit as long as such compensation is approved by "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and certain other requirements are satisfied.

Although the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Code, the Compensation Committee may, from time to time, approve payments that

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COMPENSATION DISCUSSION AND ANALYSIS

cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interests of shareholders. For example, restricted stock unit awards received by certain employees, and amounts paid to certain employees under the STI Plan with respect to individual objectives, may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

Accounting for Stock-Based Compensation

Stock-based compensation represents costs related to stock-based awards granted to employees and members of the Duke Energy Board of Directors. Duke Energy recognizes stock-based compensation based upon the estimated fair value of the awards, net of estimated forfeitures at the date of issuance. The recognition period for these costs begins at either the applicable service inception date or grant date and continues throughout the requisite service period or, for certain share-based awards, until the employee becomes retirement eligible, if earlier. Compensation cost is recognized as expense or capitalized as a component of property, plant and equipment.

Non-GAAP Financial Measures

As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including adjusted diluted EPS and O&M expense, in connection with short-term and long-term incentives. Adjusted diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of the mark-to-market impacts of economic hedges in the Commercial Portfolio segment (formerly Commercial Power) and special items, including the operating results of the nonregulated Midwest Commercial Generation business ("Disposal Group") classified as discontinued operations for GAAP purposes. Duke Energy's management also uses adjusted diluted EPS as a measure to evaluate operations of Duke Energy. The O&M expense measure used for incentive plan purposes also is a non-GAAP financial measure as it represents GAAP O&M adjusted primarily for expenses recovered through rate riders, certain regulatory accounting deferrals and applicable special items. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Operating results of the Disposal Group sold to Dynegy Inc. are reported as discontinued operations, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating results of the Disposal Group reported as discontinued operations better reflects its financial performance and therefore has included these results in adjusted diluted EPS prior to the sale of the Disposal Group in April 2015. Additionally, as a result of completing the sale of the Disposal Group during the second quarter of 2015, state income tax expense increased as state income tax apportionments changed. The additional tax expense was recognized in Continuing Operations on a GAAP basis. This impact to state income taxes has been excluded from the Commercial Portfolio segment for adjusted diluted EPS purposes as management believes these impacts are incidental to the sale of the Disposal Group. Derivative contracts are used in Duke Energy's hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g., coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy's performance across periods. The most directly comparable GAAP measures for adjusted diluted EPS and O&M expense measures used for incentive plan purposes are reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders and reported O&M expense from continuing operations, which includes the impact of special items, mark-to-market impacts of economic hedges in the Commercial Portfolio segment and discontinued operations.

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SUMMARY COMPENSATION TABLE

The following table provides compensation information for our Chief Executive Officer (Ms. Good), our Chief Financial Officer (Mr. Young) and the three other most highly compensated executive officers who were employed on December 31, 2015 (Mr. Jamil, Ms. Janson and Mr. Yates). The table also provides compensation information for Mr. Manly and Mr. Trent, each of whom would have been among the three most highly compensated executive officers if they had remained employed with Duke Energy through December 31, 2015. The table provides information for 2013 and 2014 only to the extent that each named executive officer was included in the Duke Energy Summary Compensation Table for those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Lynn J. Good(1)	2015	1,225,758	0	7,565,830	0	1,572,161	149,884	312,198	10,825,831
Chairman, President,	2014	1,200,000	0	5,290,357	0	1,126,215	357,205	331,574	8,305,351
and Chief Executive Officer	2013	929,167	0	4,177,007	0	1,103,411	87,825	175,600	6,473,010

Steven K. Young	2015	591,667	0	1,373,846	0	445,068	111,329	73,223	2,595,133
Executive Vice President	2014	535,418	0	771,522	0	292,495	157,862	50,296	1,807,593
and Chief Financial Officer	2013	409,764	0	404,173	0	265,840	66,558	36,834	1,183,169

Dhiaa M. Jamil(2)	2015	670,833	0	1,717,248	0	532,795	143,014	83,508	3,147,398
Executive Vice President	2014	650,000	0	1,273,601	0	387,634	209,183	89,910	2,610,328
and President, Generation and Transmission	2013	633,333	0	1,573,043	0	528,048	145,665	77,126	2,957,215

Julia S. Janson	2015	500,000	0	1,017,661	0	388,714	560,144	62,358	2,528,877
Executive Vice President, Chief Legal Officer and Corporate Secretary

Lloyd M. Yates	2015	631,667	0	1,453,927	0	480,464	0	159,539	2,725,597
Executive Vice President,	2014	585,833	1,000,000	1,107,076	0	339,994	1,038,073	272,487	4,343,463
Market Solutions and Pres., Carolinas Region	2013	559,673	0	1,367,408	0	497,126	59,944	177,764	2,661,915

Marc E. Manly(3)	2015	295,455	0	1,221,162	0	212,322	414,285	2,325,008	4,468,232
Former Executive	2014	600,000	0	1,175,619	0	326,616	517,897	154,381	2,774,513
Vice President and President	2013	600,000	0	1,452,121	0	494,256	329,909	134,391	3,010,677
Commercial Portfolio

B. Keith Trent(3)	2015	307,500	0	1,408,179	0	220,978	68,302	2,364,697	4,369,656
Former Executive Vice President, Grid Solutions
and President, Midwest and Florida Regions

(1)
Effective January 1, 2016, Ms. Good became Chairman, President and Chief Executive Officer. Prior to this assignment, she served as Vice Chairman, President and Chief Executive Officer.

(2)
Effective June 1, 2015, Mr. Jamil became Executive Vice President and President, Generation and Transmission. Prior to this assignment, he served as Executive Vice President and President, Regulated Generation.

(3)
Mr. Manly and Mr. Trent each terminated employment in June 2015.

(4)
This column does not reflect the value of stock awards that were actually earned or received by the named executive officers during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance shares (based on the probable outcome of the performance conditions as of the date of grant) and restricted stock units granted to our named executive officers in the applicable year. The aggregate grant date fair value of the performance shares granted in 2015 to Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Yates, Mr. Manly and Mr. Trent, assuming that the highest level of performance would be achieved, is $10,764,414; $1,937,682; $2,422,062; $1,435,320; $2,050,596; $1,722,384; and $1,986,120; respectively. The aggregate grant date fair value of the awards was determined in
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EXECUTIVE COMPENSATION

  accordance with the accounting guidance for stock-based compensation. See Note 20 of the Consolidated Financial Statements contained in our Form 10-K for an explanation of the assumptions made in valuing these awards.

(5)
With respect to the applicable performance period, this column reflects amounts payable under the STI Plan. Unless deferred, the 2015 amounts were paid in March 2016.

(6)
This column includes the amounts listed below. The amounts listed were earned over the 12-month period ending on December 31, 2015.

	Good ($)	Young ($)	Jamil ($)	Janson ($)	Yates ($)		Manly ($)	Trent ($)

Change in Actuarial Present Value of Accumulated Benefit Under:
Duke Energy Retirement Cash Balance Plan	29,805	34,412	38,253	60,720	0		10,081	28,267
Duke Energy Executive Cash Balance Plan	120,079	76,917	104,761	499,424	(292,516)		404,204	40,035
Progress Energy Pension Plan*	0	0	0	0	18,245		0	0

Total	149,884	111,329	143,014	560,144	0	**	414,285	68,302

*
The Progress Energy Pension Plan merged into the Duke Energy Retirement Cash Balance Plan as of the close of December 31, 2015.

**
As required by applicable SEC rules, the aggregate change in the actuarial present value of Mr. Yates' benefit under the Duke Energy Executive Cash Balance Plan and the Progress Energy Pension Plan (i.e., ($274,271)) is reflected in this column as $0.

(7)
The All Other Compensation column includes the following for 2015:

	Good ($)	Young ($)	Jamil ($)	Janson ($)	Yates ($)	Manly ($)	Trent ($)

Matching Contributions Under the Duke Energy Retirement Savings Plan	15,900	15,900	15,900	15,900	15,900	15,900	15,900
Make-Whole Matching Contribution Credits Under the Duke Energy Corporation Executive Savings Plan	125,218	37,150	47,608	29,743	42,400	0	0
Personal Use of Airplane*	158,230	13,155	0	0	66,234	0	0
Airline Membership	0	0	0	0	0	0	0
Charitable Contributions Made in the Name of the Executive**	5,000	5,000	5,000	1,715	0	2,500	5,000
Executive Physical Exam Program	2,500	0	0	0	1,500	2,500	2,000
Financial Planning Program	5,350	2,018	15,000	15,000	3,000	5,500	9,896
Relocation Expenses	0	0	0	0	30,505	0	0
Company paid outplacement services	0	0	0	0	0	0	30,000
Cost of basic life insurance coverage	0	0	0	0	0	1,541	1,579
Payout of Unused Vacation	0	0	0	0	0	108,173	49,673
Cash Severance accrued at termination of employment***	0	0	0	0	0	2,165,422	2,219,557
Continued Health and Welfare Benefits	0	0	0	0	0	23,472	31,092

Total	312,198	73,223	83,508	62,358	159,539	2,325,008	2,364,697

*
Regarding use of corporate aircraft, named executive officers generally are required to reimburse Duke Energy the direct operating costs of any personal travel. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges Duke Energy for such trip. With respect to flights on the Company-owned airplane, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers. Named executive officers are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the named executive officer is imputed income in accordance with IRS guidelines. The additional cost included in the table above is the amount of the IRS-specified tax deduction disallowance, if any, plus any additional carbon credits purchased with respect to the named executive officer's personal travel.

**
Certain charitable contributions made by the named executive officers are not eligible for matching under the Matching Gifts Program and therefore are not listed above.

***
Includes interest on severance payments that were deferred under applicable tax rules. In addition, Mr. Manly and Mr. Trent received accelerated vesting of restricted stock units with a value, excluding the portion that would have vested in any event due to each being eligible for retirement, of $509,349 and $521,067, respectively. See "Potential Payments Upon Termination or Change in Control" for additional information.
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GRANTS OF PLAN-BASED AWARDS

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lynn J. Good	Cash Bonus		773,674	1,628,788	2,992,898
	Long-Term	2/25/2015				14,353	47,842	95,684		3,875,202
	Perf. Shares	6/25/2015				5,582	18,605	37,210		1,507,005
	Restricted	2/25/2015							20,504	1,620,021
	Stock Units	6/25/2015							7,974	563,602

Steven K. Young	Cash Bonus		224,833	473,333	869,750
	Long-Term Perf. Shares	2/25/2015				3,588	11,961	23,922		968,841
	Restricted Stock Units	2/25/2015							5,126	405,005

Dhiaa M. Jamil	Cash Bonus		254,917	536,667	986,125
	Long-Term Perf. Shares	2/25/2015				4,485	14,951	29,902		1,211,031
	Restricted Stock Units	2/25/2015							6,407	506,217

Julia S. Janson	Cash Bonus		190,000	400,000	735,000
	Long-Term Perf. Shares	2/25/2015				2,658	8,860	17,720		717,660
	Restricted Stock Units	2/25/2015							3,797	300,001

Lloyd M. Yates	Cash Bonus		240,033	505,333	928,550
	Long-Term Perf. Shares	2/25/2015				3,797	12,658	25,316		1,025,298
	Restricted Stock Units	2/25/2015							5,425	428,629

Marc E. Manly	Cash Bonus		112,273	236,364	434,318
	Long-Term Perf. Shares	2/25/2015				3,190	10,632	21,264		861,192
	Restricted Stock Units	2/25/2015							4,556	359,970

B. Keith Trent	Cash Bonus		116,850	246,000	452,025
	Long-Term Perf. Shares	2/25/2015				3,678	12,260	24,520		993,060
	Restricted Stock Units	2/25/2015							5,254	415,119

(1)
Reflects the STI opportunity granted to our named executive officers in 2015 under the STI Plan. The information included in the "Threshold," "Target" and "Maximum" columns reflects the range of potential payouts under the plan established by the Compensation Committee. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table.

(2)
Reflects the performance shares granted to our named executive officers on February 25, 2015, under the Duke Energy Corporation 2010 Long-Term Incentive Plan and, on June 25, 2015, under the Duke Energy Corporation 2015 Long-Term Incentive Plan. The information included in the "Threshold," "Target" and "Maximum" columns reflects the range of potential payouts established by the Compensation Committee. Earned performance shares will be paid following the end of the 2015-2017 performance period, based on the extent to which the performance goals have been achieved. Any shares not earned are forfeited. In addition, following a determination that the performance goals have been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned. In connection with the termination of employment of Mr. Manly and Mr. Trent, the performance shares reflected above were pro-rated to reflect only the period of service prior to their respective dates of termination of employment and have been disclosed in the Outstanding Equity Awards at Fiscal Year-End Table.

(3)
Reflects the restricted stock units granted to our named executive officers on February 25, 2015, under the Duke Energy Corporation 2010 Long-Term Incentive Plan and on June 25, 2015, under the Duke Energy Corporation 2015 Long-Term Incentive Plan. The restricted stock units generally vest in
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  equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date. If dividends are paid during the vesting period, then the participants will receive a current cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the vesting period multiplied by the number of unvested restricted stock units. In connection with the termination of employment of Mr. Manly and Mr. Trent, the restricted stock units reflected above were pro-rated to reflect only the period of service prior to their respective dates of termination of employment and have been disclosed in the Option Exercises and Stock Vested Table.

(4)
Reflects the grant date fair value of each restricted stock unit and performance share (based on the probable outcome of the performance conditions as of the date of grant) granted to our named executive officers in 2015, as computed in accordance with the accounting guidance for stock-based compensation.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding equity awards held by our named executive officers as of December 31, 2015.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Lynn J. Good	48,715	3,477,764
			53,217	3,799,162
			66,447	4,743,651

Steven K. Young	7,828	558,841
			7,761	554,058
			11,961	853,896

Dhiaa M. Jamil	11,949	853,039
			12,811	914,577
			14,951	1,067,352

Julia S. Janson	6,739	481,097
			6,800	485,452
			8,860	632,515

Lloyd M. Yates	10,242	731,176
			11,136	794,999
			12,658	903,655

Marc E. Manly			11,826	844,258
			8,808	628,803

B. Keith Trent			11,136	794,999
			10,202	728,321

(1)
Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Yates, Mr. Manly and Mr. Trent received restricted stock units on February 25, 2013, February 25, 2014, and February 25, 2015, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant. In addition, Ms. Good received restricted stock units on August 26, 2013, and June 25, 2015, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of February 25, 2013, and February 25, 2015, respectively. All restricted stock units held by Mr. Manly and Mr. Trent immediately prior to their termination of employment have vested or been forfeited.

(2)
Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Yates, Mr. Manly, and Mr. Trent received performance shares on February 25, 2014, and on February 25, 2015, and Ms. Good received additional performance shares on June 25, 2015, that, subject to certain exceptions, are eligible for vesting on December 31, 2016, and December 31, 2017, respectively. Pursuant to applicable SEC rules, all of the performance shares granted in 2014 and 2015 are listed at the target number of shares. As described in more detail on page 67, performance shares held by Mr. Manly and Mr. Trent are eligible to vest following their termination on a pro-rated basis, subject to the actual achievement of pre-determined performance measures and compliance with restrictive covenants.
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OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Spectra Energy(1)		Duke Energy
Name	Number of Spectra Energy Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Duke Energy Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)

Lynn J. Good	0	0	36,839	2,934,129
Steven K. Young	0	0	4,234	336,639
Dhiaa M. Jamil	0	0	13,695	1,090,390
Julia S. Janson	2,418	1,233	6,884	548,514
Lloyd M. Yates	0	0	11,846	939,300
Marc E. Manly	0	0	21,667	1,650,066
B. Keith Trent	0	0	21,014	1,592,607

(1)
Effective on January 2, 2007, Duke Energy spun off its natural gas businesses to form Spectra Energy. Effective with the spinoff, equitable adjustments were made with respect to then-outstanding stock options and outstanding equity awards relating to Duke Energy common stock. All such awards were adjusted into two separate awards, one relating to Duke Energy common stock and one relating to Spectra Energy common stock. Other than Ms. Janson's option exercises listed above, no other named executive officer held or exercised Spectra Energy stock options in 2015.

(2)
The value realized upon exercise was calculated based on the closing price of a share of Spectra Energy common stock on the date of option exercise.

(3)
Includes vested restricted stock units and performance shares covering the 2013-2015 performance period for all named executive officers. The Compensation Committee certified the achievement of the applicable performance measures for the performance share cycle ending in 2015 on February 24, 2016. Also includes the value of restricted stock units held by Mr. Manly and Mr. Trent that became vested in connection with their termination of employment, which shares generally are payable six months following their separation from service date, as required by applicable tax laws.

(4)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date and includes the following cash payments for dividend equivalents on earned performance shares: Ms. Good – $193,996; Mr. Young – $18,641; Mr. Jamil – $72,526; Ms. Janson – $38,503; Mr. Yates – $63,044; Mr. Manly – $66,949; and Mr. Trent – $63,044. Dividend equivalents for the first quarter of 2016 are not included above but were paid due to the fact that the vested performance shares were not distributed until after the certification of performance results on February 24, 2016.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Lynn J. Good	Duke Energy Retirement Cash Balance Plan	12.67	249,836	0
	Duke Energy Corporation Executive Cash Balance Plan	12.67	5,423,683	0

Steven K. Young	Duke Energy Retirement Cash Balance Plan	35.51	628,615	0
	Duke Energy Corporation Executive Cash Balance Plan	35.51	639,492	0

Dhiaa M. Jamil	Duke Energy Retirement Cash Balance Plan	34.34	661,077	0
	Duke Energy Corporation Executive Cash Balance Plan	34.34	898,789	0

Julia S. Janson	Duke Energy Retirement Cash Balance Plan	28.00	1,391,086	0
	Duke Energy Corporation Executive Cash Balance Plan	28.00	3,015,595	0

Lloyd M. Yates	Progress Energy Pension Plan	17.05	417,995	0
	Duke Energy Corporation Executive Cash Balance Plan	17.05	3,395,956	0

Marc E. Manly	Duke Energy Retirement Cash Balance Plan	12.67	390,834	143,245
	Duke Energy Corporation Executive Cash Balance Plan	12.67	9,511,310	0

B. Keith Trent	Duke Energy Retirement Cash Balance Plan	13.16	336,389	0
	Duke Energy Corporation Executive Cash Balance Plan	13.16	900,029	0

Duke Energy provides pension benefits that are intended to assist its retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy's pension program follows.

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Duke Energy Retirement Cash Balance Plan

Ms. Good, Mr. Young, Mr. Jamil and Ms. Janson actively participate in the Duke Energy Retirement Cash Balance Plan ("RCBP"), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Mr. Manly and Mr. Trent actively participated in the RCBP before their respective terminations of employment during 2015. The RCBP generally covers employees of Duke Energy and affiliates, with certain exceptions for individuals previously employed with Progress Energy and who are covered under the Progress Plan (described below) and for individuals employed or re-employed on or after January 1, 2014. The RCBP currently provides benefits under a "cash balance account" formula (described below are certain prior plan formulas). Ms. Good, Mr. Young, Mr. Jamil and Ms. Janson have satisfied the eligibility requirements to receive his or her RCBP account benefit upon termination of employment. Mr. Trent, following his termination of employment, became eligible to receive his RCBP account benefit. Mr. Manly, following his termination of employment, became eligible to receive and has received his RCBP account benefit. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity forms based on the actuarial equivalent of the account balance.

The amount credited to the hypothetical account is increased with monthly pay credits equal to (i) for participants with combined age and service of less than 35 points, four percent of eligible monthly compensation, (ii) for participants with combined age and service of 35 to 49 points, five percent of eligible monthly compensation, (iii) for participants with combined age and service of 50 to 64 points, six percent of eligible monthly compensation and (iv) for participants with combined age and service of 65 or more points, seven percent of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to four percent of eligible compensation above the Social Security wage base. Interest credits are credited monthly. The interest rate for benefits accrued after 2012 is based on an annual interest factor of four percent and for benefits accrued before 2013 is based generally on the annual yield on the 30-year Treasury rate (determined quarterly), subject to a minimum of four percent and a maximum of nine percent.

For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and deferrals under the Executive Savings Plan. Compensation does not include severance pay, payment for unused vacation (including banked vacation and banked time), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, LTI compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, restricted stock units or restricted stock), military leave of absence pay (including differential wage payments) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP. The benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Effective at the end of 2012, the Cinergy Corp. Non-Union Employees' Pension Plan ("Cinergy Plan") was merged into the RCBP. The balances that Ms. Good, Ms. Janson and Mr. Manly had under the Cinergy Plan's "cash balance account" formula at the end of 2012 were credited to their hypothetical accounts under the RCBP. Prior to 2011, the Cinergy Plan also provided benefits under the Traditional Program formula, which provides benefits based on service and final average monthly pay. Pursuant to a choice program offered to all non-union participants in the Traditional Program formula in 2006, Ms. Janson elected to participate in Cinergy Plan's cash balance account formula with the retention of her accrued benefit under the Traditional Program, which benefit may increase with pay, but not service, after April 1, 2007. After 2010, all non-union participants in the Traditional Program formula, including Mr. Manly, were moved into the Cinergy Plan's cash balance account formula with the retention of a frozen accrued benefit under the Traditional Program (i.e., the benefit is not increased for service and pay after 2010). Ms. Good has always participated in the Cinergy Plan's cash balance account formula.

Under the Cinergy Plan's Traditional Program, in which Ms. Janson participated prior to April 1, 2007, and in which Mr. Manly participated prior to 2011, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant's "highest average earnings" and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with three or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Mr. Manly, following his termination of employment during 2015, commenced his Traditional Program benefit in the form of an annuity. Ms. Janson is eligible for an early retirement benefit, the amount of which would be reduced for early commencement. Payment to Ms. Janson is available in a variety of annuity forms and in the form of a lump sum that is the actuarial equivalent of the benefit payable to her under the Traditional Program.

The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1 percent of final average monthly pay ("FAP") times years of participation (up to a maximum of 35 years); where (b) is 0.5 percent times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years); and where (c) is 1.55 percent of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12 percent of FAP times years of participation

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(up to a maximum of 35 years) plus 0.5 percent times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years) or (ii) 1.163 percent of FAP times years of participation (up to a maximum of 35 years); and where (y) is 1.492 percent of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.

Under the Traditional Program, as part of the administrative record keeping process established in 1998, creditable service for Ms. Janson and similarly situated employees was established from the beginning of the year of hire. The number of actual years of service by Ms. Janson with us or an affiliated company, established from the beginning of the year of hire, is the same as the number of credited years of service under the RCBP (and the Duke Energy Executive Cash Balance Plan ("ECBP")) and, therefore, no benefit augmentation resulted under the RCBP (and the Duke Energy Executive Cash Balance Plan) to Ms. Janson as a result of any difference in the number of years of actual and credited service.

FAP is the average of the participant's total pay during the three consecutive years of highest pay from the last 10 years of participation. This is determined using the three consecutive calendar years or last 36 months of participation that yield the highest FAP. Mr. Manly's FAP was frozen on December 31, 2010, and will not be increased by compensation received thereafter. Ms. Janson's FAP is not frozen and, thus, may increase with compensation received after April 1, 2007.

Total pay under the Traditional Program includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, retirement bank vacation pay, performance lump-sum pay, annual cash incentive plan awards and annual performance cash awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, long-term performance awards and executive individual incentive awards. The benefit under the Traditional Program is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Duke Energy Corporation Executive Cash Balance Plan

Mr. Young, Mr. Jamil, and Mr. Yates and Ms. Janson actively participate in the ECBP, which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Benefits earned under the ECBP are attributable to (i) compensation in excess of the annual compensation limit ($265,000 for 2016) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP and Progress Plan; (ii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($210,000 for 2016) under the Internal Revenue Code that applies to the RCBP and Progress Plan; and (iii) supplemental benefits granted to a particular participant. Mr. Trent actively participated in the ECBP before his termination of employment. Generally, benefits earned under the RCBP, Progress Plan and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.

Amounts were credited to an account established for Ms. Good and Mr. Manly under the ECBP pursuant to an amendment to each of their prior employment agreements that was negotiated in connection with the merger of Cinergy Corp. and Duke Energy. Ms. Good will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the ECBP) unless and until she continues employment with Duke Energy past age 62. Mr. Manly's account under the ECBP began receiving interest credits when it was established and began earning additional benefits (pay credits) when he attained age 62 in 2014. Mr. Manly stopped earning additional benefits upon his termination of employment.

Effective as of July 2, 2012 (i.e., the closing of the Duke Energy/Progress Energy merger), the portion of the Supplemental Senior Executive Retirement Plan of Progress Energy, Inc. ("Progress Energy Supplemental Plan") relating to the 10 active participants in the Progress Energy Supplemental Plan, including Mr. Yates, was merged into the ECBP, resulting in the nonqualified retirement benefits that were originally to be provided to the Progress Energy participants under the Progress Energy Supplemental Plan, to be instead provided pursuant to the ECBP. The ECBP provides that Mr. Yates will participate in the ECBP and, subject to the terms and conditions of the ECBP, be entitled to nonqualified retirement benefits equal to the greater of:

•
The sum of (i) the accrued benefit under the Progress Energy Supplemental Plan frozen as of July 2, 2012 (based on applicable service and compensation earned prior to July 2, 2012), and (ii) future benefits under the ECBP with respect to service and compensation levels following July 2, 2012; or

•
The benefits earned under the Progress Energy Supplemental Plan, as increased by post-July 2, 2012, service and cost of living adjustments.

Mr. Yates participates in the Progress Energy Supplemental Plan formula of the ECBP and is fully vested in his benefit. Payments attributable to the Progress Energy Supplemental Plan formula generally are made in the form of an annuity, payable at age 65. The monthly payment is calculated using a formula that equates to four percent per year of service (capped at 62 percent) multiplied by the average monthly eligible pay (annual base salary and annual cash incentive award) for the highest completed 36 months of eligible pay within the preceding 120-month period. Benefits under the Progress Energy Supplemental Plan formula are fully offset by Social Security benefits and by benefits paid under the Progress Plan. An executive officer who is age 55 or older with at least 15 years of service (including Mr. Yates, who has attained age 55 with at

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least 15 years of service) may elect to retire prior to age 65 and his or her benefit generally will commence within 60 days of the first calendar month following retirement. The early retirement benefit will be reduced by 2.5 percent for each year the participant receives the benefit prior to reaching age 65. All service with Duke Energy and its affiliates is treated as eligible service for purposes of meeting the Progress Energy Supplemental Plan's eligibility requirements.

Progress Energy Pension Plan

Mr. Yates participates in the Progress Energy Pension Plan ("Progress Plan"), which is a noncontributory defined benefit pension plan sponsored by Progress Energy for eligible non-bargaining employees. The Progress Plan is a "cash balance" defined benefit plan. After 2013, the Progress Plan provides for cash balance benefits under the same formula as the RCBP. Prior to 2014, pay credits ranged from three percent to seven percent depending on the participant's age at the beginning of each plan year, plus an additional similar credit on eligible pay above 80 percent of the Social Security wage base. Interest credits for benefits accrued before 2014 are based on an annual interest credit rate of four percent and are added to cash balance accounts on December 31 of each year based on account balances as of January 1. Generally, employees become vested under the Progress Plan on the earlier of the date they complete three years of vesting service or the date they reach normal retirement age, which is age 65, while employed. At benefit commencement, an employee has several lump-sum and annuity payment options. At the end of 2015, the Progress Plan was merged into the RCBP.

Present Value Assumptions

Because the pension amounts shown in the Pension Benefits Table are the present values of current accrued retirement benefits, numerous assumptions must be applied. The values are based on the same assumptions as used in our Annual Report, except as required by applicable SEC rules. Such assumptions include a 4.4 percent discount rate and an interest crediting rate of 4.25 percent for Duke Energy cash balance accounts for benefits accrued before 2013 and four percent for benefits accrued after 2012 and four percent for the Progress Plan cash balance accounts. Cash balance accounts are assumed to be paid in the form of a lump sum. Annuity benefits are assumed to be paid in the form of either (i) a single life annuity or (ii) a 50 percent joint and survivor annuity. The post-retirement mortality assumption is consistent with that used in Duke Energy's Form 10-K. Benefits are assumed to commence at age 55 for Ms. Janson, age 62 for Ms. Good and Mr. Manly, and at age 65 for Mr. Young, Mr. Jamil, Mr. Trent and Mr. Yates, or the named executive officer's current age (if later), and each named executive officer is assumed to remain employed until that age. This assumption is required under applicable rules with respect to Mr. Trent despite the fact that he terminated employment during 2015.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)

Lynn J. Good	171,606	125,218	(7,440)	0	1,308,634
Duke Energy Corporation Executive Savings Plan

Steven K. Young	41,469	37,150	(5,595)	0	703,001
Duke Energy Corporation Executive Savings Plan

Dhiaa M. Jamil	133,199	47,608	(17,971)	0	2,376,961
Duke Energy Corporation Executive Savings Plan

Julia S. Janson	53,323	29,743	(3,928)	0	643,580
Duke Energy Corporation Executive Savings Plan

Lloyd M. Yates	50,533	42,400	(79,938)	0	2,341,803
Duke Energy Corporation Executive Savings Plan

Marc E. Manly	82,627	0	(15,285)	(685,549)	1,627,884
Duke Energy Corporation Executive Savings Plan

B. Keith Trent	26,038	0	(741,671)	(5,539)	9,165,800
Duke Energy Corporation Executive Savings Plan

(1)
Includes $171,606, $23,666, $30,000, $50,533, $29,546 and $6,150 of salary deferrals credited to the plan in 2015 on behalf of Ms. Good, Mr. Young, Ms. Janson, Mr. Yates, Mr. Manly and Mr. Trent, respectively, which are included in the salary column of the Summary Compensation Table.
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  Includes $17,803, $133,199, $23,323, $53,081 and $19,888 of short-term incentive deferrals earned in 2015 and credited to the plan in 2016 on behalf of Mr. Young, Mr. Jamil, Ms. Janson, Mr. Manly and Mr. Trent, respectively.

(2)
Reflects make-whole matching contribution credits made under the Executive Savings Plan, which are reported in the All Other Compensation column of the Summary Compensation Table. Consistent with the terms of the Executive Savings Plan, Mr. Manly and Mr. Trent did not receive a make-whole matching contribution credit because they were not actively employed as of December 31, 2015.

(3)
Reflects distributions paid to Mr. Manly and Mr. Trent pursuant to the Executive Savings Plan following their termination of employment.

(4)
The aggregate balance as of December 31, 2015, for each named executive officer includes the following aggregate amount of prior deferrals of base salary, short-term incentives and long-term incentives, as well as employer matching contributions, that were previously earned and reported as compensation on the Summary Compensation Table for the years 2006 through 2014: (i) Ms. Good – $877,513; (ii) Mr. Young – $95,068; (iii) Mr. Jamil – $650,884; (iv) Mr. Yates – $171,115; (v) Mr. Manly – $1,553,896 and (vi) Mr. Trent – $514,380. These amounts have since been adjusted, pursuant to the terms of the Executive Savings Plan for investment performance (i.e., earnings and losses), deferrals, contributions and distributions. The aggregate balance as of December 31, 2015, also includes amounts earned in 2015 but credited to the plan in 2016, including the amounts described in footnotes 1 and 2 above.

Duke Energy Corporation Executive Savings Plan

Under the Executive Savings Plan, participants can elect to defer a portion of their base salary and short-term incentive compensation. Prior to 2013, participants could also defer certain LTI compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the Internal Revenue Code under the Duke Energy Retirement Savings Plan, which is the 401(k) plan in which the named executive officers participate.*

In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may direct the deemed investment of base salary deferrals, STI deferrals and matching contributions among investment options available under the Duke Energy Retirement Savings Plan, including the Duke Energy Common Stock Fund. Participants may change their investment elections on a daily basis. Deferrals of equity awards are credited with earnings and losses based on the performance of the Duke Energy Common Stock Fund. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy's creditors.

Mr. Yates previously participated in the Progress Energy, Inc. Management Deferred Compensation Plan ("MDCP"), the Progress Energy, Inc. Management Incentive Compensation Plan ("MICP") and the Progress Energy, Inc. Performance Share Sub-Plan ("PSSP"), each of which permitted voluntary deferrals and was merged with and into the Executive Savings Plan effective as of the end of 2013. In addition to voluntary deferrals, the MDCP also provided for employer contributions of six percent of base salary over the limits prescribed by the Internal Revenue Code under the Progress Energy 401(k) Savings and Stock Ownership Plan. With respect to the plans that were merged into the Executive Savings Plan, participants are entitled to the same benefits, distribution timing and forms of benefit that were provided by the MDCP, MICP and PSSP immediately prior to January 1, 2014. These pre-2014 benefits generally are payable following termination of employment, or in certain cases on a date previously specified by the participant, in the form of a lump sum or installments, as selected by the participant.

*
The Duke Energy Retirement Savings Plan is a tax-qualified "401(k) plan" that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. The employer matching contribution is equal to 100 percent of the named executive officer's before-tax and Roth 401(k) contributions (excluding "catch-up" contributions) with respect to six percent of eligible pay. For this purpose, "eligible pay" includes base salary and STI compensation. Earnings on amounts credited to the Duke Energy Retirement Savings Plan are determined based on the performance of investment funds (including a Duke Energy Common Stock Fund) selected by each participant.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under certain circumstances, each named executive officer would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each named executive officer has entered into with Duke Energy are described below, followed by a table that quantifies the amount that would become payable to each named executive officer as a result of his or her termination of employment.

Except with respect to Mr. Manly and Mr. Trent, the amounts shown assume that such termination was effective as of December 31, 2015, and are merely estimates of the amounts that would be paid to the named executive officers upon their termination. The actual amounts to be paid can only be determined at the time of such named executive officer's termination of employment.

The table shown below does not include certain amounts that have been earned and that are payable without regard to the named executive officer's termination of employment. Such amounts, however, are described immediately following the table.

For a summary of the severance payments and benefits provided to each of Mr. Manly and Mr. Trent in connection with their termination of employment in June 2015, please see the sub-heading "Severance Payments for Mr. Manly and Mr. Trent" on page 67.

Under each of the compensation arrangements described below for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates, "change in control" generally means the occurrence of one of the following: (i) the date any person or group becomes the beneficial owner of 30 percent or more of the combined voting power of Duke Energy's then outstanding securities; (ii) during any period of two consecutive years, the directors serving at the beginning of such period or who are elected thereafter with the support of not less than two-thirds of those directors cease for any reason other than death, disability or retirement to constitute at least a majority thereof; (iii) the consummation of a merger, consolidation, reorganization or similar corporate transaction, which has been approved by the shareholders of Duke Energy, regardless of whether Duke Energy is the surviving company, unless Duke Energy's outstanding voting securities immediately prior to the transaction continue to represent at least 50 percent of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction; (iv) the consummation of a sale of all or substantially all of the assets of Duke Energy or a complete liquidation or dissolution, which has been approved by the shareholders of Duke Energy; or (v) under certain arrangements, the date of any other event that the Board of Directors determines should constitute a change in control.

Employment Agreement with Ms. Good

Effective July 1, 2013, Duke Energy entered into an employment agreement with Ms. Good that contains a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years. Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined below), the following severance payments and benefits would be payable: (i) a lump-sum payment equal to a pro rata amount of her annual bonus for the portion of the year that the termination of employment occurs during which she was employed, determined based on the actual achievement of performance goals; (ii) a lump-sum payment equal to 2.99 times the sum of her annual base salary and target annual bonus opportunity; (iii) continued access to medical and dental benefits for 2.99 years, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid by Duke Energy (reduced by coverage provided by future employers, if any) and a lump-sum payment equal to the cost of basic life insurance coverage for 2.99 years; (iv) one year of outplacement services; (v) if termination occurs within 30 days prior to, or two years after a change in control of Duke Energy, vesting in unvested retirement plan benefits that would have vested during the two years following the change in control and a lump-sum payment equal to the maximum contributions and allocations that would have been made or allocated if she had remained employed for an additional 2.99 years; and (vi) 2.99 additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

Ms. Good is not entitled to any form of tax gross-up in connection with Sections 280G and 4999 of the Internal Revenue Code. Instead, in the event that the severance payments or benefits otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause Ms. Good to retain an after-tax amount in excess of what would be retained if no reduction were made.

Under Ms. Good's employment agreement, "cause" generally means, unless cured within 30 days, (i) a material failure by Ms. Good to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with her position; (ii) the final conviction of Ms. Good

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by Ms. Good in connection with employment, or a malicious action by Ms. Good toward the customers or employees of Duke Energy; (iv) a material breach by Ms. Good of Duke Energy's Code of Business Ethics; or (v) the failure of Ms. Good to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means, unless cured within 30 days, (i) a material reduction in Ms. Good's annual base salary or target annual bonus opportunity (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in Ms. Good's positions (including status, offices, titles and reporting relationships), authority, duties or responsibilities or any failure by the Board of Directors to nominate Ms. Good for re-election as a member of the Board of Directors.

Ms. Good's employment agreement contains restrictive covenants related to confidentiality, mutual nondisparagement, noncompetition and nonsolicitation obligations. The noncompetition and nonsolicitation obligations survive for two years following her termination of employment.

Other Named Executive Officers

Duke Energy entered into a Change in Control Agreement with Mr. Young effective as of July 1, 2005, and with Mr. Jamil effective as of February 26, 2008, both of which were amended and restated effective as of August 26, 2008, and subsequently amended effective as of January 8, 2011. Duke Energy entered into a Change in Control Agreement with Ms. Janson effective as of December 17, 2012, and with Mr. Yates effective as of July 3, 2014. The agreements have an initial term of two years commencing as of the original effective date, after which the agreements automatically extend, unless six months' prior written notice is provided, on a month-to-month basis.

The Change in Control Agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a "change in control" by Duke Energy without "cause" or by the executive for "good reason" (each as defined below) as follows: (i) a lump-sum cash payment equal to a pro rata amount of the executive's target bonus for the year in which the termination occurs; (ii) a lump-sum cash payment equal to two times the sum of the executive's annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason"; (iii) continued medical, dental and basic life insurance coverage for a two-year period or a lump-sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (iv) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive's qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive's accounts as of the date of termination that would have vested during the remaining term of the agreement. If the executive would have become eligible for normal retirement at age 65 within the two-year period following termination, the two times multiple or two-year period mentioned above will be reduced to the period from the termination date to the executive's normal retirement date. The agreements also provide for enhanced benefits (i.e., two years of additional vesting) with respect to equity awards.

Under the Change in Control Agreements, each named executive officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the Change in Control Agreement otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a named executive officer becomes entitled to payments and benefits under a Change in Control Agreement, he would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

The Executive Severance Plan provides certain executives, including Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates, with severance payments and benefits upon a termination of employment under certain circumstances. Pursuant to the terms of the Executive Severance Plan, "Tier I Participants," which include Duke Energy's eligible named executive officers, would be entitled, subject to the execution of a waiver and release of claims, to the following payments and benefits in the event of a termination of employment by (a) Duke Energy other than for "cause" (as defined below), death or disability, or (b) the participant for "good reason" (as defined below): (i) a lump-sum payment equal to a pro rata amount of the participant's annual bonus for the year that the termination of employment occurs, determined based on the actual achievement of performance goals under the applicable performance-based bonus plan; (ii) a lump-sum payment equal to two times the sum of the participant's annual base salary and target annual bonus opportunity in effect immediately prior to termination of employment or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason"; (iii) continued access to medical and dental insurance for a two-year period following termination of employment, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid to the participant by Duke Energy (reduced by coverage provided to the participant by future employers, if any) and a lump-sum payment equal to the cost of two years of basic life insurance coverage; (iv) one year of outplacement services; and (v) two additional years of vesting with respect to equity awards and an extended period to

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exercise outstanding vested stock options following termination of employment.

The Executive Severance Plan also provides that, in the event any of the payments or benefits provided for in the Executive Severance Plan otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a participant becomes entitled to payments and benefits under the Executive Severance Plan, he or she would be subject to certain restrictive covenants, including those related to noncompetition, nonsolicitation and confidentiality.

Duke Energy has the right to terminate any participant's participation in the Executive Severance Plan but must provide the participant with one year's notice and the participant would continue to be eligible for all severance payments and benefits under the Executive Severance Plan during the notice period. Any employee who is eligible for severance payments and benefits under a separate agreement or plan maintained by Duke Energy (such as a Change of Control Agreement) would receive compensation and benefits under such other agreement or plan (and not the Executive Severance Plan).

For purposes of the Change in Control Agreements and the Executive Severance Plan, "cause" generally means, unless cured within 30 days, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position; (ii) the final conviction of the executive of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of Duke Energy; (iv) a material breach by the executive of Duke Energy's Code of Business Ethics; or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means (i) a material reduction in the executive's annual base salary or target annual bonus opportunity as in effect either immediately prior to the change in control or the termination under the Executive Severance Plan (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in the participant's positions (including status, offices, titles and reporting relationships), authority, duties or responsibilities as in effect either immediately prior to the change in control or immediately prior to a Tier I participant's termination of employment under the Executive Severance Plan.

Equity Awards – Consequences of Termination of Employment

As described above, each year Duke Energy grants long-term incentives to its executive officers, and the terms of these awards vary somewhat from year to year. The following table summarizes the consequences under Duke Energy's LTI award agreements, without giving effect to Ms. Good's employment agreement, the Change in Control Agreements or the Executive Severance Plan described above, that would generally occur with respect to outstanding equity awards in the event of the termination of employment of Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates.

Event	Consequences

Voluntary termination or involuntary termination (retirement-eligible)	Restricted Stock Units – pro-rated portion of award vests Performance Shares – pro-rated portion of award vests based on actual performance
Voluntary termination (not retirement-eligible)	Restricted Stock Units and Performance Shares – the executive's right to unvested portion of award terminates immediately
Involuntary termination after a CIC	Restricted Stock Units – immediate vesting Performance Shares – see impact of change in control below
Death or Disability	Restricted Stock Units – immediate vesting Performance Shares – pro-rated portion of award vests based on actual performance
Change in Control	Restricted Stock Units – no impact absent termination of employment Performance Shares – pro-rated portion of award vests based on target performance

DUKE ENERGY – 2016 Proxy Statement 65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)(4)

Lynn J. Good
• Voluntary termination without good reason	0	0	0	6,024,526
• Involuntary or good reason termination under Employment Agreement	8,970,000	0	57,474	13,241,810
• Involuntary or good reason termination after a CIC	8.970,000	614,460	57,474	12,726,367
• Death or Disability(5)	0	0	0	8,146,597

Steven K. Young
• Voluntary termination without good reason	0	0	0	945,268
• Involuntary or good reason termination under Executive Severance Plan	2,160,000	0	28,252	2,151,824
• Involuntary or good reason termination after a CIC	2,160,000	357,580	31,234	2,082,312
• Death or Disability(5)	0	0	0	1,301,835

Dhiaa M. Jamil
• Voluntary termination without good reason	0	0	0	1,455,164
• Involuntary or good reason termination under Executive Severance Plan	2,430,000	0	27,438	3,098,623
• Involuntary or good reason termination after a CIC	2,430,000	403,480	35,224	3,004,092
• Death or Disability(5)	0	0	0	1,949,872

Julia S. Janson
• Voluntary termination without good reason	0	0	0	0
• Involuntary or good reason termination under Executive Severance Plan	1,800,000	0	33,024	1,747,210
• Involuntary or good reason termination after a CIC	1,800,000	296,380	37,160	1,693,164
• Death or Disability(5)	0	0	0	1,088,311

Lloyd M. Yates
• Voluntary termination without good reason	0	0	0	1,252,718
• Involuntary or good reason termination under Executive Severance Plan	2,286,000	0	31,114	2,656,053
• Involuntary or good reason termination after a CIC	2,286,000	379,000	48,840	2,575,258
• Death or Disability(5)	0	0	0	1,675,391

(1)
The amounts listed under "Cash Severance Payment" are payable under (i) the terms of Ms. Good's employment agreement; (ii) the Change in Control Agreements of Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates; or (iii) the Executive Severance Plan.

(2)
The amounts listed under "Incremental Retirement Plan Benefit" are payable under the terms of Ms. Good's employment agreement and the Change in Control Agreements of Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates. They represent the additional amount that would have been contributed to the RCBP, ECBP, Duke Energy Retirement Savings Plan and the Executive Savings Plan in the event the named executive officer had continued to be employed by Duke Energy for (i) 2.99 years for Ms. Good or (ii) two additional years after the actual date of termination for the other named executive officers.

(3)
The amounts listed under "Welfare and Other Benefits" include the amount that would be paid to each named executive officer in lieu of providing continued welfare benefits and basic life coverage. This continued coverage represents (i) 2.99 years for Ms. Good or (ii) 24 months for the other named executive officers. In addition to the amounts shown above, access to outplacement services for a period of up to one year after termination will be provided to Ms. Good if terminating under her employment agreement or to any named executive officer terminating under the Executive Severance Plan.

(4)
The amounts listed under "Stock Awards" do not include amounts attributable to the performance shares that vested on December 31, 2015; such amounts are included in the Option Exercises and Stock Vested Table on page 58.

(5)
In the event of a termination of employment due to long-term disability, because the payment of RSUs would be delayed for an additional six months as required by applicable tax rules, additional dividend equivalent payments would be made in the amount of $62,125, $10,192, $14,892, $8,450 and $12,746 for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates, respectively.
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Assumptions and Other Considerations

The amounts listed above have been determined based on a variety of assumptions, including with respect to the limits on qualified retirement plan benefits under the Internal Revenue Code. The actual amounts to be paid out can only be determined at the time of each named executive officer's termination of employment. The amounts described in the table do not include compensation to which each named executive officer would be entitled without regard to his or her termination of employment, including (i) base salary and short-term incentives that have been earned but not yet paid; (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables on pages 58 and 61, respectively; (iii) unused vacation; and (iv) the potential reimbursement of legal fees.

The amounts shown above do not reflect the fact that, under Ms. Good's employment agreement and under the Change in Control Agreements that Duke Energy has entered into with Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced to the extent necessary so that such tax would not apply under certain circumstances.

The amounts shown above with respect to stock awards and option awards were calculated based on a variety of assumptions, including the following: (i) the named executive officer terminated employment on December 31, 2015; (ii) a stock price for Duke Energy common stock equal to $71.39, which was the closing price on December 31, 2015; (iii) the continuation of Duke Energy's dividend at the rate in effect during the first quarter of 2016; and (iv) performance at the target level with respect to performance shares.

Potential Payments Due Upon a Change in Control

Other than as described below, the occurrence of a change in control of Duke Energy would not trigger the payment of benefits to the named executive officers absent a termination of employment. If a change in control of Duke Energy occurred on December 31, 2015, with respect to each named executive officer, the outstanding performance share awards granted by Duke Energy, including dividend equivalents, would be paid on a pro-rated basis assuming target performance. As of December 31, 2015, the pro-rated performance shares that would be paid as a result of these accelerated vesting provisions, including dividend equivalents, would have had a value of $4,453,310, $707,199, $1,046,960, $578,962 and $901,516, for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson and Mr. Yates, respectively.

Severance Payments for Mr. Manly and Mr. Trent

Mr. Manly and Mr. Trent terminated employment on June 26, 2015, and June 30, 2015, respectively, pursuant to which they are entitled to severance under the terms of the Executive Severance Plan, in consideration for a waiver and release of claims, and an agreement to non-competition, non-solicitation, and confidentiality covenants. Mr. Manly and Mr. Trent are entitled to a cash severance payment equal to two times the sum of their annual base salary and target annual cash bonus, a pro-rated short-term incentive payment for 2015, continued health and welfare benefits for two years, access to outplacement services for one year, and two additional years of vesting with respect to stock awards. These severance benefits are provided under the terms of the Executive Severance Plan, which has not changed since it was adopted in 2011. The following table quantifies the severance benefits provided to Mr. Manly and Mr. Trent.

Payments and Benefits	Mr. Manly	Mr. Trent

Cash Severance, with interest	$2,165,422	$2,219,557
Continued Health and Welfare Benefits	$23,472	$31,092
Additional Vesting of Restricted Stock Units*	$509,349	$521,067
Additional Vesting of Performance Shares*	$1,224,170	$1,261,338
Outplacement Services	$0	$30,000
Total	$3,922,413	$4,063,054

The amounts listed above do not include the following amounts to which Mr. Manly and Mr. Trent would be entitled, upon termination for any reason, except death or disability, because they have attained the applicable retirement age: (i) a pro-rated 2015 short-term incentive payment (Mr. Manly – $212,322; Mr. Trent – $220,978), (ii) pro-rated vesting of restricted stock units (Mr. Manly – $119,945; Mr. Trent – $123,943), and (iii) pro-rated vesting of performance shares (Mr. Manly – $1,421,869; Mr. Trent – $1,372,165).

*
The amounts shown above with respect to stock awards were calculated based on a variety of assumptions, including the following: (i) a stock price for Duke Energy common stock equal to the closing price of a share of Duke Energy common stock on the date of termination ($71.00 for Mr. Manly and $70.62 for Mr. Trent); (ii) the continuation of Duke Energy's dividend at the rate in effect during the first quarter of 2016; and (iii) performance at the target level with respect to performance shares. The performance share amounts listed above are based on an assumption that target performance is achieved; payments (if any) under these awards only will be made to the extent that the shares are earned based on actual performance.

In addition, Mr. Manly and Mr. Trent are entitled to their accrued and unpaid benefits under Duke Energy's retirement and deferred compensation plans, as well as a payout for their unused vacation.

DUKE ENERGY – 2016 Proxy Statement 67

SHAREHOLDER PROPOSALS

Proposals 4 and 5 are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting of Shareholders and submit the proposals for a vote, then the proposals will be voted upon. The shareholder proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The Board of Directors recommends voting "AGAINST" each proposal.

PROPOSAL 4:     SHAREHOLDER PROPOSAL REGARDING
ELIMINATION OF SUPERMAJORITY VOTING
PROVISIONS IN DUKE ENERGY CORPORATION'S
CERTIFICATE OF INCORPORATION

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of no fewer than 50 shares of Duke Energy common stock, submitted the following proposal:

Proposal 4 – Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This proposal includes that our board fully support this proposal topic and spend up to $10,000 or more to solicit the necessary support to obtain the exceedingly high super majority vote needed for passage. With a $50 billion market capitalization our company can afford $10,000.

This proposal topic received 20-times more yes-votes than no-votes at our company 2012 annual meeting. However the 20-to-one ratio was not enough because passage requires the extremely high 80% support of all shares outstanding. If more shares vote at the annual meeting this proposal will pass. And our management can do more to get out the required vote. It could even cost less for management to do a special solicitation than to repeatedly put this proposal topic up for a vote.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements, the target of this proposal, have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Hard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our corporate governing documents.

Please vote to enhance shareholder value:

Simple Majority Vote – Proposal 4

68 DUKE ENERGY – 2016 Proxy Statement

PROPOSAL 4:    SHAREHOLDER PROPOSAL REGARDING ELIMINATION OF SUPERMAJORITY VOTING PROVISIONS
IN DUKE ENERGY CORPORATION'S CERTIFICATE OF INCORPORATION

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

The Board believes that adopting this proposal is not in the best interests of Duke Energy or its shareholders as it would allow certain fundamental issues to the Corporation to be decided without requiring a broad consensus among shareholders.

In most instances, an amendment to Duke Energy's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") requires only a majority vote of Duke Energy's shareholders, which is consistent with the recommendation in Proposal 4. However, the Certificate of Incorporation requires the approval of a supermajority of Duke Energy's shareholders to amend the Certificate of Incorporation in a few specific instances: (i) to change the size limits of the Board; (ii) to allow Board vacancies to be filled by other than a majority of the remaining directors; and (iii) to amend the provision in the Certificate of Incorporation that requires supermajority approval to amend the previously discussed provisions. The Board believes that the supermajority voting requirement is appropriate in these instances to insure that a broad consensus of Duke Energy's shareholders is obtained prior to making such fundamental governance changes. The supermajority vote standard in these limited circumstances also protects shareholders, particularly minority shareholders, from the potentially self-interested actions of short-term shareholders. Without these provisions, it would be possible for a group of short-term shareholders to approve governance measures that are not in the long-term best interest of all of Duke Energy's shareholders.

Duke Energy's Board of Directors believes that good corporate governance is extremely important to the success of the Corporation. As such, the Corporate Governance Committee regularly considers corporate governance developments and recommends changes when appropriate to the Corporation's governing documents to the Board. Duke Energy's outstanding corporate governance is without question. In recent years, the Board has amended its governing documents to provide for proxy access, majority voting for the election of directors, allowing shareholders the right to call a special meeting and allowing shareholders the right to act by less than unanimous written consent. Additionally, Institutional Shareholder Services ("ISS") has consistently rated Duke Energy's overall corporate governance with ISS' best possible score and currently rates Duke Energy its second best rating. The Board believes that implementation of this proposal would adversely impact Duke Energy's carefully considered corporate governance practices and, therefore, is not necessary or in the best interests of Duke Energy and its shareholders.

After careful consideration of this proposal, the Board has determined that the supermajority voting requirements in the Certificate of Incorporation continue to be in the best interests of Duke Energy and are in line with the Corporation's commitment to strong corporate governance and the protection of the interests of all of Duke Energy's shareholders.

For the Above Reasons, the Board of Directors Recommends a Vote "AGAINST" This Proposal.

DUKE ENERGY – 2016 Proxy Statement 69

PROPOSAL 5:     SHAREHOLDER PROPOSAL REGARDING LOBBYING EXPENSES DISCLOSURE

Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri 63131-3332, owner of 45 shares of Duke Energy common stock, and the Benedictine Sisters of Virginia, Saint Benedict Monastery, 9535 Linton Hall Road, Bristow, Virginia 20136-1217, owner of 1500 shares, submitted the following proposal:

Whereas, we believe in full disclosure of our company's direct and indirect lobbying activities and expenditures to assess whether our company's lobbying is consistent with Duke Energy's expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Duke Energy Corporation ("Duke Energy") request the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
  2.
  Payments by Duke Energy used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
  3.
  Duke Energy's membership in and payments to any tax-exempt organization that writes and endorses model legislation.
  4.
  Description of management's and the Board's decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Duke Energy is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Duke Energy's website.

Supporting Statement

As shareholders, we encourage transparency and accountability in Duke Energy's use of corporate funds to influence legislation and regulation. Duke Energy spent $11.86 million in 2013 and 2014 on federal lobbying (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where Duke Energy also lobbies but disclosure is uneven or absent. For example, Duke Energy spent over $800,000 lobbying in North Carolina for 2014 (http://www.secretary.state.nc.us/lobbyists/). Duke Energy's lobbying against EPA greenhouse gas regulations has attracted media attention ("Half a Billion Dollars Gets You a Gentler Climate Plan, "Bloomberg, Aug. 5, 2015).

Duke Energy is listed as a member of the Business Roundtable and the Edison Electric Institute, which together spent over $45 million lobbying in 2013 and 2014. Duke Energy does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Duke Energy's long-term interests.

Duke Energy does not disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as being a member of the America Legislative Exchange Council (ALEC). Duke Energy's ALEC membership has drawn press scrutiny ("Advocacy Group Rips Duke Energy as Leading Opponent of Solar Power," Charlotte Business Journal, Oct. 15, 2015). More than 100 companies have publicly left ALEC, including 3M, Ameren, BP, ConocoPhillips, PG&E, Shell and Xcel Energy.

We urge support for this proposal.

70 DUKE ENERGY – 2016 Proxy Statement

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PROPOSAL 5:    SHAREHOLDER PROPOSAL REGARDING LOBBYING EXPENSES DISCLOSURE

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

Duke Energy is committed to adhering to the highest standards of ethics in engaging in any lobbying activities. As a public utility holding company, the Corporation is highly regulated. As such, the Board of Directors believes that it is in Duke Energy's and our shareholders' best interests to participate in the political process to ensure that local, state and federal lawmakers understand and consider the interests of the Corporation, our customers, employees, shareholders, communities and other stakeholders. The Corporation does this through a government relations program and memberships in trade organizations. Duke Energy's lobbying activities and expenditures are overseen by the Corporate Governance Committee of the Board of Directors, in accordance with the Committee's Charter as well as Duke Energy's Political Activity Policy.

The Corporation recently enhanced oversight over our lobbying activities.

In 2015, Duke Energy updated its Political Activity Policy and enhanced the governance around the Corporation's lobbying activities and expenditures. These changes were a direct result of discussions with our shareholders, representing approximately 25 percent of the Corporation's outstanding shares of common stock.

A summary of the Political Activity Policy is disclosed on the Corporate Governance page of our website at www.duke-energy.com/corporate-governance/politicalactivity.asp. Pursuant to the Political Activity Policy as well as the Charter of the Corporate Governance Committee, the ultimate oversight of the Corporation's policies, practices and strategy with respect to lobbying expenditures is the responsibility of the Corporate Governance Committee.

In addition to the oversight of the Corporate Governance Committee of the Board of Directors, the Corporation enhanced our governance of lobbying activities and political expenditures in 2015. A tiered governance process has been adopted that requires increasing levels of authority within the Corporation depending on the dollar amounts of the lobbying or other political expenditure being proposed. Furthermore, a new Political Expenditures Committee comprised of senior executives has been formed to review and provide a Corporation political expenditure strategy and monitor and track corporate political expenditures (the "Political Expenditures Program"). As part of our oversight, the Board's Corporate Governance Committee also reviews periodically the strategy, policies and practices of the corporate Political Expenditures Program.

Duke Energy has historically made certain lobbying related information publicly available and has recently enhanced such disclosures.

The Corporation's corporate contributions and lobbying activities are also subject to regulation by the state and federal government, including detailed disclosure requirements which are publicly available. Duke Energy is fully compliant with all federal and state laws governing lobbying activities. As a result of the feedback we received from our shareholders during the shareholder corporate governance engagement program, the Corporation has also made changes to how it reports on lobbying activities. Beginning in 2016, all reported lobbying expenses, DUKEPAC contributions and corporate contributions are now disclosed in the aggregate by category and posted directly on our website at www.duke-energy.com/corporate-governance/politicalactivity.asp so that they may be more easily accessed and viewed by our shareholders. The Corporation's lobbying activities and expenditures are also discussed in our annual Sustainability Report, available at http://sustainabilityreport.duke-energy.com/.

Accordingly, because the Corporation is fully compliant with all federal and state regulations regarding lobbying related expenditures and disclosure and, based on shareholder engagement and feedback, has supplemented our compliance with improved governance and website disclosure, the Board of Directors believes that the additional report requested in the proposal would result in an unnecessary and unproductive use of the Corporation's resources.

For the Above Reasons, the Board of Directors Recommends a Vote "AGAINST" This Proposal.

DUKE ENERGY – 2016 Proxy Statement 71

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

On what am I voting?

		More information	Board recommendation	Broker non-votes	Abstentions	Votes required for approval

PROPOSAL 1	Election of directors	Page 12	FOR each nominee	Do not count	Do not count	Majority of votes cast, with a resignation policy
PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent registered public accounting firm for 2016	Page 34	FOR	Vote for	Vote against	Majority of shares represented
PROPOSAL 3	Advisory vote to approve Duke Energy Corporation's named executive officer compensation	Page 36	FOR	Do not count	Vote against	Majority of shares represented
PROPOSAL 4	Shareholder proposal regarding elimination of supermajority voting provisions in Duke Energy Corporation's Certificate of Incorporation	Page 68	AGAINST	Do not count	Vote against	Majority of shares represented
PROPOSAL 5	Shareholder proposal regarding lobbying expenses disclosure	Page 70	AGAINST	Do not count	Vote against	Majority of shares represented

Who can vote?

Holders of Duke Energy's common stock as of the close of business on the record date, March 7, 2016, are entitled to vote, either in person or by proxy, at the Annual Meeting of Shareholders. Each share of Duke Energy common stock has one vote.

How do I vote?

By Proxy – Before the Annual Meeting of Shareholders, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:

By Internet	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or by calling the number provided by your broker, bank or other nominee if your shares are not registered in your name	Cast your ballot, sign your proxy card and send free of postage
72 DUKE ENERGY – 2016 Proxy Statement

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are included on your notice.

If you mail us your properly completed and signed proxy card or vote by telephone or Internet, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•
FOR the election of all nominees for director;

•
FOR the ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent registered public accounting firm for 2016;

•
FOR the advisory vote to approve Duke Energy Corporation's named executive officer compensation;

•
AGAINST the shareholder proposal regarding elimination of supermajority voting provisions in Duke Energy Corporation's Certificate of Incorporation;

•
AGAINST the shareholder proposal regarding lobbying expenses disclosure.

We do not expect that any other matters will be brought before the Annual Meeting of Shareholders. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting of Shareholders.

In Person – You may come to the Annual Meeting of Shareholders and cast your vote there. You may be admitted to the meeting by bringing your proxy card or, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on March 7, 2016, along with some form of government-issued identification.

May I change or revoke my vote?

Yes. You may change your vote or revoke your proxy at any time prior to the Annual Meeting of Shareholders by:

•
notifying Duke Energy's Corporate Secretary in writing that you are revoking your proxy;

•
providing another signed proxy that is dated after the proxy you wish to revoke;

•
using the telephone or Internet voting procedures; or

•
attending the Annual Meeting of Shareholders and voting in person.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote their customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a broker, bank or other nominee, such nominee can vote your shares for the ratification of Deloitte as Duke Energy's independent registered public accounting firm for 2016 if you do not timely provide your proxy because this matter is considered "routine" under the applicable rules. However, no other items are considered "routine" and may not be voted by your broker without your instruction.

If I am a participant in the Duke Energy Retirement Savings Plan, how do I vote shares held in my plan account?

If you are a participant in the Duke Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your proxy card for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants' voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting of Shareholders, you must deliver your instructions no later than May 2, 2016, at 11:59 p.m.

DUKE ENERGY – 2016 Proxy Statement 73

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

What constitutes a quorum?

As of the record date, 688,792,969 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the Annual Meeting of Shareholders. In order to conduct the Annual Meeting of Shareholders, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" is not, however, counted as present and entitled to vote for purposes of voting on individual proposals other than ratification of Deloitte as Duke Energy's independent registered public accounting firm. A broker "non-vote" occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a matter.

Who conducts the proxy solicitation and how much will it cost?

Duke Energy is requesting your proxy for the Annual Meeting of Shareholders and will pay all the costs of requesting shareholder proxies. We have hired Georgeson Inc. to help us send out the proxy materials and request proxies. Georgeson's base fee for these services is $21,000, plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, fax or Internet. We can use directors, officers and other employees of Duke Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

74 DUKE ENERGY – 2016 Proxy Statement

OTHER INFORMATION

Discretionary Voting Authority

As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the Annual Meeting of Shareholders. If any other matters are properly presented at the Annual Meeting of Shareholders, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Duke Energy's directors and executive officers, and any persons owning more than 10 percent of Duke Energy's equity securities, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to such equity securities of Duke Energy. We prepare and file these reports on behalf of our directors and executive officers. During 2015, a Form 4 reporting a transaction by Dr. Meserve was filed after its due date. To our knowledge, all other Section 16(a) reporting requirements applicable to our directors and executive officers were satisfied in a timely manner.

Related Person Transactions

Related Person Transaction Policy. The Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of "related person transactions." For purposes of our policy only, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A "related person" is any executive officer, director or beneficial owner of more than five percent of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction (including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation), our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board of Directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer and (to the extent feasible) significant shareholders to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our codes of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board of Directors) will take into account the relevant available facts and circumstances including but not limited to:

•
the risks, costs and benefits to us;

•
the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Corporate Governance Committee (or Board of Directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Corporate Governance Committee (or Board of Directors) determines in the good faith exercise of its judgment. There were no related person transactions with any of our executive officers or directors in 2015.

DUKE ENERGY – 2016 Proxy Statement 75

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OTHER INFORMATION

Proposals and Business by Shareholders

If you wish to submit a proposal for inclusion in the proxy statement for our 2017 Annual Meeting of Shareholders, we must receive it by November 23, 2016.

In addition, if you wish to introduce business at our 2017 Annual Meeting of Shareholders (besides that in the notice of the meeting), you must send us written notice of the matter. Your notice must comply with the requirements of our Amended and Restated By-Laws, and we must receive it no earlier than January 5, 2017, and no later than February 3, 2017. The individuals named as proxy holders for our 2017 Annual Meeting of Shareholders will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or notice should be mailed to our Corporate Secretary at the following address: Ms. Julia S. Janson, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414.

Householding Information

Duke Energy has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings or InvestorDirect Choice Plan statement mailings in any way.

If you have previously consented, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at 1-800-488-3853, at www.duke-energy.com/contactIR or by mail at P.O. Box 1005, Charlotte, NC 28201-1005, that you wish to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Electronic Delivery of the Annual Report and Proxy Materials

If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's materials. Electronic delivery significantly reduces Duke Energy's printing and postage costs and also reduces our consumption of natural resources. You will be notified immediately by e-mail when next year's annual report and proxy materials are available. Electronic delivery also makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. If you elect to receive your Duke Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at 1-800-488-3853 or at www.duke-energy.com/investors/contactIR.

76 DUKE ENERGY – 2016 Proxy Statement

APPENDIX A

Towers Watson CDB Energy Services Executive Compensation Database

AES Corporation
AGL Resources
ALLETE
Alliant Energy
Ameren
American Electric Power
Areva
ATC Management
Atmos Energy
Austin Energy
Avista
Babcock Power
Babcock & Wilcox
BG US Services
Black Hills
Blue Ridge Electric
    Membership Corporation
Boardwalk Pipeline Partners
California Independent
    System Operator
Calpine
CenterPoint Energy
CH Energy Group
Cheniere Energy
Chesapeake Utilities
Citizens Energy Group
Cleco
CMS Energy
Colorado Springs Utilities
Consolidated Edison
Dominion Resources	DTE Energy
Dynegy
EDF Renewable Energy
Edison International
ElectriCities of North Carolina
El Paso Electric
Energen
Energy Future Holdings
Energy Northwest
Energy Solutions
Energy Transfer Partners
EnLink Midstream
Entergy
EP Energy
ERCOT
Exelon
FirstEnergy
First Solar
GDF SUEZ Energy North
    America
Iberdrola Renewables
Iberdrola USA
Idaho Power
Integrys Energy Group
ISO New England
ITC Holdings
JEA
Kinder Morgan
Laclede Group
LG&E and KU Energy	Lower Colorado River
    Authority
MDU Resources
Midwest Independent
    Transmission System
    Operator
Nebraska Public Power
    District
New Jersey Resources
New York Independent
    System Operator
New York Power Authority
NextEra Energy Inc.
NiSource
Northeast Utilities
NorthWestern Energy
NOVA Chemicals
NRG Energy
NW Natural
OGE Energy
Old Dominion Electric
Omaha Public Power
Oncor Electric Delivery
Pacific Gas & Electric
Pepco Holdings
Pinnacle West Capital
PJM Interconnection
PNM Resources
Portland General Electric
PPL	Public Service Enterprise
    Group
Puget Energy
Salt River Project
Santee Cooper
SCANA
Sempra Energy
Sharyland Utilities LP
Southern Company Services
Southwest Gas
Spectra Energy
STP Nuclear Operating
TECO Energy
Tennessee Valley Authority
TransCanada
Tri-State Generation &
    Transmission
UGI
UIL Holdings
Until
UNS Energy
URENCO USA
Vectren
Westar Energy
Western Electricity
    Coordinating Council
Williams Companies
Wisconsin Energy
Wolf Creek Nuclear
Xcel Energy
DUKE ENERGY – 2016 Proxy Statement 77

APPENDIX B

Towers Watson CDB General Industry Executive Compensation Database

3M	Cigna	Ingersoll Rand	Safeway
ABB (Asea Brown Boveri)	Cisco Systems	International Paper	Sanofi
AES Corporation	Coca-Cola	Jabil Circuit	Schlumberger
AFLAC	Colgate-Palmolive	Johnson Controls	Seagate Technology
AbbVie	Compass	Kellogg	Sears
Abbott Laboratories	ConAgra Foods	Kimberly-Clark	Southern Company Services
Accenture	Consolidated Edison	Kohl's	Southwest Airlines
Agrium	DIRECTV Group	Kraft Foods	Sprint Nextel
Alcoa	Danaher	Kyocera	Staples
Allstate	Deere & Company	L'Oréal	Starbucks Coffee
Altria Group	Delta Air Lines	L-3 Communications	SuperValu Stores
American Electric Power	Dignity Health	Las Vegas Sands Corporation	T-Mobile USA
American Express	Dominion Resources	Lear	TD Bank Financial Group
Amgen	DuPont	Lenovo	TRW Automotive
Anadarko Petroleum	EMC	Loews	Takeda Pharmaceuticals
Apache	Eaton	LyondellBasell	Tech Data
Areva	Ecolab	Manulife Financial	Tesoro
Arrow Electronics	Edison International	Marathon Oil	Thermo Fisher Scientific
AstraZeneca	Eli Lilly	Marriott International	Thomson Reuters
BAE Systems	Emerson Electric	Marsh & McLennan	Time Warner
Bank of Montreal	Ericsson	Massachusetts Mutual	Travelers
Baxter	Exelon	McDonald's	Tyson Foods
Best Buy	FirstEnergy	Medtronic	U.S. Bancorp
Bristol-Myers Squibb	Fluor	Merck & Co	United States Steel
CBS	Fujitsu	Mondelez	Viacom
CHS	Gap	Monsanto	WPP
CNA	General Dynamics	NextEra Energy Inc.	Walt Disney
CSC	General Mills	Nike	Waste Management
CST Brands	GlaxoSmithKline	Nokia Corporation	Whirlpool
CSX	Goodyear Tire & Rubber	Northrop Grumman	Whole Foods Market
Capital One Financial	HCA Healthcare	Occidental Petroleum	World Fuel Services
CarMax	Hartford Financial Services Group	Pacific Gas Electric	Xerox
Carnival	Hess	Parker Hannifin	eBay
Catamaran	Highmark	Progressive
Chesapeake Energy	HollyFrontier Corporation	Prudential Financial
Chevron Phillips Chemical	Honeywell	Qualcomm
Chubb	Humana	Robertshaw Controls
78 DUKE ENERGY – 2016 Proxy Statement

2016 Annual Meeting of Shareholders

May 5, 2016
10:00 a.m.

Duke Energy Corporation
O.J. Miller Auditorium
526 South Church Street
Charlotte, NC 28202

Directions to Annual Meeting of Shareholders

From I-77 North:

Take the Morehead Street exit – 10A
Turn left onto Morehead Street
Turn left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:

Take the I-277/John Belk Freeway/US-74/Wilkinson Boulevard exit – 9B

Merge onto I-277 N/US-74 E
Take the Carson Boulevard exit – 1D
Stay straight to Carson Boulevard
Turn left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

Free parking available in the Mint Street Parking Deck

    526 South Church Street

    Mint Street Parking Deck

    Bank of America Stadium

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form. Please see the reverse side of this card for specific voting cutoff information. DUKE ENERGY CORPORATION 550 SOUTH TRYON STREET CHARLOTTE, NC 28202 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. Please see the reverse side of this card for specific voting cutoff information. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E02492-P75604-Z67376 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DUKE ENERGY CORPORATION The Board of Directors recommends a vote "FOR" Director nominees. For Withhold All All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of directors: Nominees: 01) 02) 03) 04) 05) 06) Michael J. Angelakis Michael G. Browning Daniel R. DiMicco John H. Forsgren Lynn J. Good Ann Maynard Gray 07) 08) 09) 10) 11) 12) John T. Herron James B. Hyler, Jr. William E. Kennard E. Marie McKee Charles W. Moorman IV Carlos A. Saladrigas The Board of Directors recommends a vote "FOR" Proposals 2 and 3. For Against Abstain 2. Ratification of Deloitte & Touche LLP as Duke Energy Corporation's independent registered public accounting firm for 2016 3. Advisory vote to approve Duke Energy Corporation's named executive officer compensation The Board of Directors recommends a vote "AGAINST" Proposals 4 and 5. 4. Shareholder proposal regarding elimination of supermajority voting provisions in Duke Energy Corporation's Certificate of Incorporation 5. Shareholder proposal regarding lobbying expenses disclosure I have provided written comments on the back of this card. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Directions to Annual Meeting of Shareholders Duke Energy Corporation O.J. Miller Auditorium 526 South Church Street Charlotte, NC 28202 From I-77 North: Take the Morehead Street exit - 10A Turn left onto Morehead Street Turn left onto Mint Street Mint Street Parking Deck located adjacent to Bank of America Stadium From I-77 South: Take the I-277/John Belk Freeway/US-74/Wilkinson Boulevard exit - 9B Merge onto I-277 N/US-74 E Take the Carson Boulevard exit - 1D Stay straight to Carson Boulevard Turn left onto Mint Street Mint Street Parking Deck located adjacent to Bank of America Stadium Free parking available in the Mint Street Parking Deck 1 -526 South Church Street 2 -Mint Street Parking Deck 3 -Bank of America Stadium Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E02493-P75604-Z67376 DUKE ENERGY CORPORATION Annual Meeting of Shareholders May 5, 2016 at 10:00 a.m. O.J. Miller Auditorium 526 South Church Street Charlotte, NC 28202 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Lynn J. Good, Steven K. Young and Julia S. Janson, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of Duke Energy Corporation (the "Corporation") of the undersigned at the Annual Meeting of Shareholders to be held in the O.J. Miller Auditorium, 526 South Church Street, Charlotte, NC 28202, on May 5, 2016, and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote "FOR" the election of all director nominees under Proposal 1, "FOR" Proposals 2 and 3, "AGAINST" Proposals 4 and 5, and at their discretion, on any other matter that may come before the meeting. Phone and Internet voting cutoff is 11:59 PM EDT on May 4, 2016, except as described below. This instruction and proxy card is also solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders on May 5, 2016, by persons who participate in the Duke Energy Retirement Savings (the "Plan"). Phone and Internet voting cutoff for participants in this plan is 11:59 PM EDT on May 2, 2016. By signing this instruction and proxy card or by voting by phone or Internet, the undersigned hereby directs Fidelity Management Trust Company, as Trustee for the Plan to vote, as designated herein, all shares of Corporation common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the Plan at the Annual Meeting of Shareholders of the Corporation to be held on May 5, 2016, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the meeting and any and all adjournments thereof. If no directions are given, the shares of Corporation common stock allocated to the undersigned's account will be voted by the Trustee in the same proportion as shares held by the Plan for which the Trustee has received voting directions from other participants in the Plan, unless the Trustee determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974, as amended. (If you noted any comments above, please mark corresponding box on the reverse side.) Comments: